As filed with the Securities and Exchange Commission on January 19, 2024

Registration No. 333-272274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 3 to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERCURITY FINTECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Shi Qiu

Chief Executive Officer

1330 Avenue of the Americas, Fl 33,

New York, NY 10019

Tel: +1(949)-678-9653

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the America, 31st Fl

New York, NY 10036

Telephone: +1-212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 19, 2024

46,338,911 ordinary shares

Mercurity Fintech Holding Inc.

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 46,338,911 ordinary shares, par value US$0.004 per share, as further described below under “Prospectus Summary—Private Placements.”

The selling shareholders are identified in the table commencing on page 37. No ordinary shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the selling shareholders (see “Use of Proceeds”). The selling shareholders are offering their securities to further enhance liquidity in the public trading market for our equity securities in the United States. Unlike an initial public offering, any sale by the selling shareholders of the ordinary shares is not being underwritten by any investment bank. The selling shareholders may sell all or a portion of the ordinary shares from time to time in market transactions through any market on which our ordinary shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale (see “Plan of Distribution”).

Our ordinary shares currently trade on The Nasdaq Capital Market under the symbol “MFH.” The last reported closing price of our ordinary shares on January 16, 2024 was $2.29.

We are not a “controlled company” as defined under the Listing Rules of The Nasdaq Stock Market LLC (“Nasdaq”), but we qualify as a “foreign private issuer,” as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

Mercurity Fintech Holding Inc. or “MFH Cayman” is not a Chinese operating company but a Cayman Islands holding company with our operations conducted through our U.S., Hong Kong and PRC subsidiaries. Under this holding company structure, investors are purchasing equity interests in MFH Cayman, a Cayman Islands holding company, and obtaining indirect ownership interests in our U.S., Hong Kong and Chinese operating companies. PRC regulatory authorities could decide to limit foreign ownership in our industry in the future, in which case there could be a risk that we would be unable to do business in China as we are currently structured. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the ordinary shares you invest in may significantly decline or become worthless.

Prior to 2022, the majority of our operations were based in mainland China. During 2022, we divested our software development business in mainland China, established a new management team, and relocated our headquarters to the United States with the newly established Hong Kong office as the operational hub for our business in the Asia Pacific region. As a result of the recent operational reorganization, the majority of our operations are currently based in the U.S. while part of our technical and back-office team in mainland China.

To a certain extent, we are subject to legal and operational risks associated with having part of our operations in mainland China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. We do not believe that we are subject to the cybersecurity review by the CAC, as advised by Beijing Chuting Law Firm, our PRC legal adviser. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As of the date of this prospectus, based on the opinion of Beijing Chuting Law Firm, we believe no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing or securities offering plan, nor have we (including any of our subsidiaries) received any inquiry, notice, warning or sanctions regarding our planned offering of securities from the CSRC or any other PRC governmental authorities. Also, as of the date of this prospectus, we do not believe we are in a monopolistic position in the industry in which we operate. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it remains uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require our Chinese subsidiaries to obtain regulatory approval from Chinese authorities before future offerings of securities in the U.S. These risks could result in a material change in our operations in China and potentially the value of our securities being registered herein for sale. The CSRC regulatory risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations.

Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange (“SAFE”). Our PRC subsidiary has not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds. For PRC and United States federal income tax considerations in connection with an investment in our shares, see “Taxation.”

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, a subsidiary may rely on loans or payments from MFH Cayman and MFH Cayman may receive distributions or cash transfers from our subsidiaries. Additionally, the transfer of funds and assets between MFH Cayman and its subsidiaries is not subject to any Chinese currency exchange restrictions. As of the date of this prospectus, during the past two completed fiscal years, none of our subsidiaries has made any dividends or distributions to MFH Cayman and neither has MFH Cayman made any dividends or distributions to its shareholders or subsidiaries. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate any cash dividends will be paid in the foreseeable future. If MFH Cayman determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries. During the past three completed fiscal years, some transfers of non-cash assets occurred between MFH Cayman and its subsidiaries, in which MFH Cayman repaid the debts of its PRC subsidiary, MFH Cayman advanced expenses for its Hong Kong subsidiary, MFH Cayman transferred fixed assets to MFH Tech and MFH Cayman collected money on behalf of certain other subsidiaries. As of the date of this prospectus, neither MFH Cayman nor its subsidiaries had a cash management policy. See “The Company–Cash Distribution” on page 22.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” starting on page 26 to read about the factors you should consider before buying the Ordinary Shares.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024

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You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any of the selling shareholders have authorized anyone to provide you with different information. Neither we nor any of the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our” and the “Company” refer to Mercurity Fintech Holding Inc. and its wholly owned subsidiaries, (i) Mercurity Fintech Technology Holding Inc., (ii) Mercurity Limited, (iii) Ucon Capital (HK) Limited, (iv) Beijing Lianji Future Technology Co., Ltd. and (v) Chaince Securities, Inc.

Our reporting currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

The number of ordinary shares currently issued and outstanding was 60,819,897 as of January 10, 2024. No new shares are being issued by the Company pursuant to this offering.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 46,338,911 ordinary shares. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

GLOSSARY OF DEFINED TERMS

In this prospectus, unless otherwise indicated or the context otherwise requires, references to:

●	“we,” “us,” “company,” “our company” or “our” refers to Mercurity Fintech Holding Inc. and its consolidated subsidiaries, including (i) Mercurity Fintech Technology Holding Inc., (ii) Mercurity Limited, (iii) Ucon Capital (HK) Limited, (iv) Beijing Lianji Future Technology Co., Ltd. and (v) Chaince Securities;

●	“MFH Cayman” refers to Mercurity Fintech Holding Inc., the holding company of our group.

●	“MFH Tech” refers to Mercurity Fintech Technology Holding Inc., a wholly-owned subsidiary of MFH Cayman;

●	“Chaince Securities” refers to Chaince Securities, Inc.

●	“Ucon” refers to Ucon Capital (HK) Limited, a subsidiary of the Company;

●	“ordinary shares” refer to our ordinary shares, par value US$0.004 per share;

●	“ADS” refers to our American depositary shares, each of which represented 360 ordinary shares before the mandatory exchange of the ADS for ordinary shares and removal of the ADR facility, effective February 28, 2023;

●	“ADR” refers to American depositary receipt, which was canceled on February 28, 2023 upon termination of the ADR facility;

●	“VIEs” refers to (i) Mercurity (Beijing) Technology Co., Ltd, or Mercurity Beijing, and (ii) Beijing Lianji Technology Co., Ltd., or Lianji, which, together with Mercurity Beijing, were consolidated by us solely for accounting purposes as variable interest entities, and which have ceased to be our consolidated entities, following the termination of our VIE structure on January 15, 2022;

●	“Our WFOE” or “Lianji Future” refers to Beijing Lianji Future Technology Co., Ltd., our subsidiary in China that is a wholly foreign-owned enterprise;

●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Renminbi” or “RMB” refers to the legal currency of China; and

●	“$,” “US$,” “dollar” or “U.S. dollar” refers to the legal currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Overview

Prior to July 2019, we provided integrated B2B services to food service suppliers and customers in China. In May 2019, we acquired Mercurity Limited and its subsidiaries and variable interest entity (“VIE”) to start blockchain technical services including developing digital asset transaction platforms and other solutions based on blockchain technologies.

On July 22, 2019, we divested our B2B services to food service suppliers and customers by selling all the issued and outstanding shares of New Admiral Limited, or New Admiral, our former wholly-owned subsidiary operating the B2B business, to Marvel Billion Development Limited, or Marvel Billion. After this divestment, we are no longer engaged in B2B services and our current principal business is focused on providing blockchain technical services. We design and develop digital asset transaction platforms based on blockchain technologies for customers to facilitate crypto asset trading and asset digitalization and provide supplemental services for such platforms, such as customized software development services, maintenance services and compliance support services.

In March 2020, we acquired NBpay Investment Limited and its subsidiaries and VIE, a developer of asset transaction platform products based on blockchain technologies, to advance the blockchain technical services business.

In August 2021, we added cryptocurrency mining as one of our main businesses going forward. We entered into cryptocurrency mining pools by executing a business contract with a collective mining service provider on October 22, 2021 to provide computing power to the mining pool and derived USD$664,307 related revenue in 2021 and USD$783,089 related revenue in the first half of 2022.

Due to the extremely adverse regulatory measures taken by the Chinese government in 2021 in the field of digital currency production and transaction, our Board of Directors (“Board”) decided on December 10, 2021 to divest the VIEs, which were the Chinese operating companies of the related business controlled through VIE agreements, and the divestiture of such VIEs was completed on January 15, 2022.

In late February 2022, Wei Zhu, our former acting Chief Financial Officer, former Co-Chief Executive Officer, and a former member and Co-Chairperson of the Board, and Minghao Li, a former member of the Board, were suspected of certain criminal offenses unrelated to our company’s operations and had been detained by the Economic Crime Investigation Detachment of Sheyang County Public Security Bureau, Yancheng City, Jiangsu Province, People’s Republic of China. At the same time, Sheyang Public Security Bureau wrongly seized the digital assets hardware cold wallet which belonged to the Company, along with the cryptocurrencies stored therein.

Due to the dismantling of the VIEs and the cessation of all business related to the digital asset transaction platforms, the temporary difficulties caused by the impoundment of our cryptocurrencies and substantial changes of our original technical team in China in 2022, our blockchain technical services business did not generate any revenue in 2022.

In July 2022, we added digital consultation services, providing financial consulting services to global corporate clients, especially those in the blockchain industry. Meanwhile, we conducted viability studies about the business models, license requirements and operational costs of online and traditional brokerage services and digital payment solutions and have been expanding our business into those two sectors, such as building up client base and acquiring the necessary licenses.

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On July 15, 2022, we incorporated Mercurity Fintech Technology Holding Inc. (“MFH Tech”) to develop distributed computing and storage services (including cryptocurrency mining and providing cloud storage services for decentralized platform operators) and digital consultation services.

On August 23, 2022, MFH Tech signed a Consulting Agreement with a Chinese media company, pursuant to which MFH Tech will serve as a business consultant in order to facilitate the client to establish the entity in the United States and make financing strategy, and derived USD$80,000 related revenue in 2022.

On December 15, 2022, we entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of USD$5,980,000, payable in our ordinary shares. The investment is made with an aim to own mining machines capable of gathering, processing, and storing vast amounts of data, to advance the cryptocurrency mining business, and to further solidify us as a pioneer in the creation of the Web3 framework. On December 20, 2022, the assets began to be used for Filecoin (“FIL”) mining operations and derived USD$348 related revenue in 2022. In January 2023, we transferred all of the Web3 decentralized storage infrastructure to our US subsidiary MFH Tech, which serves as the operating entity for our business of Filecoin mining and cloud storage services for decentralized platform operators.

On January 10, 2023, we entered into an asset purchase agreement with Jinhe Capital Limited, providing for the purchase of 5,000 Antminer S19 PRO Bitcoin mining machines, for an aggregate consideration of USD$9,000,000.

On January 28, 2023, we decided to write off NBpay Investment Limited and its subsidiaries, which had no meaningful assets or business nor employees.

On April 12, 2023, we completed the incorporation of another U.S. subsidiary, Chaince Securities, which plans to develop financial advisory services, online and traditional brokerage services independently in the future. On May 3, 2023, Chaince Securities entered into a Purchase and Sale Agreement for the acquisition of all assets and liabilities of J.V. Delaney & Associates, an investment advisory firm and FINRA licensed broker dealer.

From April to June 2023, our management reassessed the potential adverse effects of changes in the Company’s business environment, and readjusted the Company’s business structure and the future development plan.

Considering the increasing difficulty of crypto mining and the general losses by top crypto mining enterprises, we have decided to reduce the scale of procurement of Bitcoin miners and reduce the Company’s investment in the crypto mining field. As such, the Company and Jinhe Capital Limited entered into an amendment (the “Amendment”) to the S19 Pro Purchase Agreement, pursuant to which the parties agreed to reduce the purchase order to no more than 2,000 Bitcoin miners for a total amount of no more than $3.6 million.

Also considering the enormous uncertainty brought by the cryptocurrency market turmoil in the past two years to the blockchain industry, as well as the regulatory uncertainties, despite our ability to quickly reorganize the blockchain technical service team, we have decided not to continue conducting blockchain technology service business related to the asset trading platform, asset digitalization platform and decentralized finance (DeFi) platform.

After the adjustment of our business strategies, the focuses of our respective operating subsidiaries are as follows: (i) MFH Tech acting as the operating entity of distributed computing and storage services and digital and financial consultation services business in North America; (ii) after completing the acquisition of all assets and liabilities of J.V. Delaney & Associates with FINRA approval, Chaince Securities to operate our online and traditional brokerage services in North America; and (iii) Ucon and Lianji Future acting as the operating entities of the digital consultation services in the Asia-Pacific region.

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Our current corporate structure is as follows:

Digital consultation services

In July 2022, we added digital consultation services as one of our main businesses, providing business consulting services and digital payment solutions to global corporate clients, especially those in the blockchain industry. After obtaining the requisite licenses, we plan to provide our targeted clients digital payment services and financial advisory and brokerage services.

1) Business consulting services

We provide comprehensive business consulting services and industry resource support to global corporate clients based on the resource advantages we have accumulated over the years. We also assist corporate clients in the Asia Pacific region in developing business in the United States, such as helping the clients improve operations and compliance, achieving market entry and expansion, introducing and coordinating professional service institutions, and providing capital operation plans.

●	Target customers or clients: Our business consulting services mainly serves clients from Greater China, Southeast Asia, and North America (Canada, the United States, Mexico).

●	Fee structure: Our general fee structure is composed of cash payment and/or bonus shares upon reaching certain milestones or meeting certain performance requirements.

●	Location: Our business consulting services will be based in our offices in Shenzhen, Hong Kong and New York, covering Greater China, Southeast Asia and North America.

For example, on August 23, 2022, we signed a Consulting Agreement with a Chinese media company, pursuant to which we will serve as a business consultant in order to: a) assist the client in establishing an operating entity in the United States and assist its operations; b) introduce American entertainment media industry related resources; c) introduce capital market related resources, including auditors, lawyers and investment banks, to assist the client in developing financing strategies and plans in the US capital markets. As of December 31, 2022, the project was approximately 50% on schedule and we recognized consultation service revenue of $80,000 for the year ended December 31, 2022. As of June 30, 2023, all the agreed services under this agreement have been completed, and the Company recognized consultation services revenue of $80,000 for the six months ended June 30, 2023 based on the percentage-of-completion.

We are establishing our Asia business consulting services team in Hong Kong and Shenzhen, and we seek to acquire more new clients in the Asia Pacific region and provide better services to these clients. Presently, we are in advance negotiations with several Asian clients to provide them with comprehensive business consulting to enter the US market. It is expected that we will reach agreements and sign contracts with one or two clients in the first half of 2024.

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2) Digital payment solutions

Based on our years of technological accumulation in the blockchain industry, we have the know-how in providing digital payment solutions for enterprise clients, such as developing solutions for designing payment and wallet products, delivering compliance solutions of clients’ payment and wallet products, designing economic models for asset digitization projects, providing an implementation plan to automate and standardize cross-border payments using smart contract technology, and providing digital payment related technical consulting services. Our targeted clients are generally in the blockchain field with the geographic focus outside the U.S. However, due to the significant changes in the blockchain industry in the past two years, we have not been able to obtain any clients and revenues related to digital payment solution services.

For example, we are currently in talks with potential clients in Singapore and Dubai, whose needs are to develop payment and wallet products for the US market. Based on the products designed and developed in the past, we can carry out secondary development according to the needs of the clients, so as to achieve the product functions required by the clients. In addition, we can also provide product compliance solutions for the clients based on their products and market characteristics, assist them in developing relevant financial license application plans, and assist in completing relevant plans. We are able to package the above product development and compliance solutions as a comprehensive service for clients.

●	Target customers or clients: Our digital payment solutions services mainly targets compliance institutional clients from Asia and Latin America.

●	Fee structure: Our general fee structure is composed of cash payment and/or bonus shares upon reaching certain milestones or meeting certain performance requirements.

●	Location: Our digital payment solutions services will be based in our offices in Hong Kong and New York, covering our target clients in Asia and Latin America, respectively.

●	Milestones or Timetables: Our fees are generally payable by the client by tranches upon reaching certain project milestones, such as upon first filing with the relevant regulator or upon completion of a project.

We are establishing our Asia digital payment services team in Hong Kong and Shenzhen, to seek to acquire more new clients in the Asia Pacific region and provide better services to these clients. We are in talks with several Asian clients to provide them with developing payment and wallet products for the US market, as well as product compliance solutions. We are confident in acquiring clients and generating relevant revenue in 2024.

In addition, we originally planned to apply for a “Bit License” from the New York State Department of Financial Services to expand our digital payment solutions services business to deeper levels of digital payment services, such as providing cross-border payment services to global users through proprietary software platforms. In 2023, we conducted viability research on the BitLicense application and realized substantial challenges and complexity associated with applying for a BitLicense, and we have then had to postpone our application plan for BitLicense. For the need for our future digital payment platform services to the customers from North America, we expect to obtain the Money Service Business (MSB) license application approval in 2024 and complete the development of the payment service platform in 2024, although we cannot guarantee we will achieve such in time or at all.

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Financial advisory services and Brokerage services

On April 12, 2023, we completed the incorporation of another U.S. subsidiary, Chaince Securities, which plans to develop financial advisory services, online and traditional brokerage services independently in the future. On May 3, 2023, Chaince Securities entered into a Purchase and Sale Agreement for the acquisition of all assets and liabilities of J.V. Delaney & Associates, an investment advisory firm and FINRA licensed broker dealer. We commenced the application process for continued membership application of the Financial Industry Regulatory Authority (FINRA) in August 2023. The transaction is expected to receive Financial Industry Regulatory Authority (FINRA) approval in the first half of 2024. Benefiting from this, we will be able to provide more comprehensive professional services to corporate clients that want to become publicly traded in the United States, including financial advisory services and brokerage services.

●	Target customers or clients: Our financial advisory services and brokerage services business mainly targets clients from Greater China, Southeast Asia, and North America (Canada, the United States, Mexico).

●	Fee structure: Our fees are generally payable by the client by tranches upon reaching certain project milestones, such as upon first filing with the relevant regulator or upon completion of a project.

●	Location: Financial advisory services and brokerage services will be based in our offices in Shenzhen, Hong Kong and New York, covering Greater China, Southeast Asia and North America, respectively.

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Milestones or Timetables: Our fees are generally payable by the client by tranches upon reaching certain project milestones, such as upon first filing with the relevant regulator or upon completion of a project.

We entered into a purchase agreement with J.V. Delaney & Associates, a brokerage firm based in California, in April 2023, and commenced the application process for continued membership application of the Financial Industry Regulatory Authority (FINRA) in August 2023. The transaction is expected to receive Financial Industry Regulatory Authority (FINRA) approval in the first half of 2024.

We are building a professional team of 7-8 persons in New York to carry out financial advisory services and brokerage services, and we are also building a market promotion and customer service team of 3-4 persons spanning Hong Kong and Shenzhen to attract more potential clients.

1) Financial advisory services

Our financial consulting services will focus on providing comprehensive professional services to corporate clients in emerging countries and regions planning to enter the US capital markets, such as helping the clients improve operations and compliance, achieving market entry and expansion, introducing and coordinating professional service institutions, and providing capital operation plans, private equity financing services, investment consulting services, and mergers and acquisitions services.

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Our financial advisory services will be based in our offices in Shenzhen, Hong Kong and New York, covering Greater China, Southeast Asia and North America, respectively. We already have a financial advisory service team in New York, and we are establishing our Asian financial advisory service teams in Hong Kong and Shenzhen to seek more new clients in the Asia Pacific region and provide better services for these clients in the future.

2) Brokerage services

In addition to our financial advisory business, we may make securities underwriting as an important part of our brokerage services business, in order to provide more comprehensive financial services for our corporate clients. We will decide whether to carry out other brokerage services, such as securities brokerage and asset management based on the Company’s future business development.

Our brokerage services will mainly be located in our New York office, serving clients in Greater China, Southeast Asia, and North America. We will also promote our brokerage services to clients through our offices in Hong Kong and Shenzhen.

It should be emphasized that our financial advisory services and brokerage services (securities underwriting and other brokerage services) can only be carried out after we have completed the acquisition of J.V. Delaney & Associates and obtained the financial license required for brokerage services business.

Distributed computing and storage services

Our distributed storage and computing services business includes cryptocurrency mining and cloud storage services for other decentralized platform operators.

In August 2021, we added cryptocurrency mining as one of our main businesses going forward. Cryptocurrency mining is part of our distributed computing and storage services business.

From October 2021 to April 2022, we obtained the usage rights of a certain number and specific models of Bitcoin mining machines and specific business premises by executing contracts with the sharing mining service provider, and registered as users on the mining pool website, complying with the general terms and conditions required to join the mining pool published on the mining pool website, to increase computing power to the mining pool. In exchange for providing computing power, we are entitled to a fractional share of the fixed digital asset awards the mining pool operator receives, for successfully adding blocks to the blockchain. Our fractional share is relative to the proportion of computing power we contribute to the mining pool operator toward the total computing power contributed by all mining pool participants in solving the current algorithm. Providing computing power in digital asset transaction verification services is an output of our ordinary activities. The provision of such computing power is the only performance obligation in the general terms of the mining pool website. The transaction consideration we receive, if any, is noncash consideration, which we measure at fair value on the date received, which is not materially different than the fair value at contract inception or the time we have earned the award from the pools. These considerations are all variable. Since significant reversals of cumulative revenue are possible given the nature of the assets, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and we receive confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component related to these transactions. Fair value of the digital assets award received is determined using the quoted price of the related digital assets at the time of receipt. we earned $783,090 in Bitcoin mining revenue from shared mining operations for the year ended December 31, 2022, and $664,307 for the year ended December 31, 2021.

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On December 15, 2022, we entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of USD$5.98 million, payable in our ordinary shares. Starting on December 20, 2022, we use some of the storage capacity of these devices for Filecoin mining business, and other storage capacity will be used to provide cloud storage services to distributed application product operators. We have rented the Filecoin mining operating premises located in New Jersey, United States from Cologix US, Inc. and we have entered into the Filecoin mainnet as a miner by registering as an user on the Filecoin mainnet, complying with the general terms and conditions required to become a miner published on the Filecoin mainnet. The essence of Filecoin mining business is that we utilize our Web3 decentralized storage infrastructure and provide cloud storage services to the end customers through the Filecoin mainnet. In exchange for providing storage capacity, we are entitled to a fractional share of the fixed digital asset awards from the Filecoin mainnet, for successfully adding blocks to the blockchain. Our fractional share is relative to the proportion of storage capacity we contribute to Filecoin mainnet toward the total storage capacity contributed by all the Filecoin mainnet’s participants in solving the current algorithm. Providing storage capacity in digital asset transaction verification services is an output of our ordinary activities. The provision of such storage capacity is the only performance obligation in the general terms of the Filecoin mainnet. The transaction consideration we receive, if any, is noncash consideration, which we measure at fair value on the date received, which is not materially different than the fair value at contract inception or the time we have earned the award from the Filecoin mainnet. These considerations are all variable. Since significant reversals of cumulative revenue are possible given the nature of the assets, the consideration is constrained until the all the miners successfully places a block (by being the first to solve an algorithm) and we receive confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component related to these transactions. Fair value of the digital assets award received is determined using the quoted price of the related digital assets at the time of receipt. For the year ended December 31, 2022, we earned $348 in Filecoin mining revenue from physical mining operations. For the six months ended June 30, 2023, we earned $166,242 in Filecoin mining revenue from physical mining operations.

The Web3 decentralized storage infrastructure, which we acquired through a stock offering in December 2022, is expected to achieve a maximum storage capacity of approximately 100PiB. We plan to use a portion of the storage capacity (60.4 PiB) for Filecoin mining business and we plan to use the remaining storage capacity from the infrastructure to provide cloud storage services to other decentralized platform operators. We originally planned to open four nodes, with a maximum storage capacity of 15.1 PiB per node. We expect to reach the maximum storage capacity of all four nodes (a total of 60.4 PiB) by June 2024. However, in reality, due to the sustained downturn in Filecoin market prices during 2023 and the need for more Filecoins to be used as collateral for the Filecoin main network platform in order to expand the scale of our Filecoin mining nodes (which is a necessary condition for conducting Filecoin mining business), as of December 31, 2023, we still have only two open nodes. In December 2023, we began adopting new technologies to carry out filecoin mining business, and it is expected that the mining output efficiency of filecoin will be significantly improved in 2024, and our Filecoin mining business is expected to be profitable commencing in 2024.

On January 10, 2023, we entered into an asset purchase agreement with Jinhe Capital Limited, providing for the purchase of 5,000 Antminer S19 PRO Bitcoin mining machines, for an aggregate consideration of US$9 million. The S19 Pro offers cutting-edge technology and are the highest quality machines currently available on the market with increased speed, computing power and efficiency. The decision to purchase these machines was made with the intention of providing our Company with a competitive edge in the cryptocurrency mining sector, and an increase in revenue relative to cost, due to their efficiency and overall cost-effectiveness. However, from April to June 2023, our management reassessed the potential adverse effects of changes in the Company’s business environment and readjusted the Company’s business structure and the future development plan. Considering the increasing difficulty of mining in the mining industry and the general loss of the top mining enterprises, we have decided to reduce the procurement scale of Bitcoin miners and reduce the Company’s investment in the mining field. As such, the Company and Jinhe Capital Limited entered into an amendment to the S19 Pro Purchase Agreement, pursuant to which the parties have agreed to reduce the purchase order to no more than 2,000 Bitcoin miners for a total amount of no more than $3.6 million. As the Ant miner S19 Pro Bitcoin miner is currently one of the best-selling models in the market and our order is back ordered, our batch of the S19 Pro has not been delivered as of the date of this letter. At present, the Company has paid the seller $3 million US dollars. Depending on the actual delivery date of the mining machines and bitcoin market conditions, the Company may change the order amount in the future. As things stand now, the Company may not receive these scheduled miners until the end of 2023 and may only begin Bitcoin mining operations in January 2024.

In January 2023, our U.S. subsidiary, MFH Tech signed a Coinbase Prime Broker Agreement with Coinbase, Inc., filed as Exhibit 99.1 to our registration statement on Form F-1. The agreement includes the Coinbase Custody Custodial Services Agreement (the “Custody Agreement”) and the Coinbase Master Trading Agreement (the “MTA”). The agreement sets forth the terms and conditions pursuant to which the Coinbase Entities will open and maintain the prime broker account for us and provide services relating to custody, trade execution, lending or post-trade credit (if applicable), and other services for certain digital assets. As of the date of this prospectus, we do not own and/or hold crypto assets on behalf of third parties. The material terms of the Coinbase Prime Broker Agreement with Coinbase include the following:

Scope of services

Coinbase shall open a trading account for us as the client on its Trading Platform consisting of linked accounts at Coinbase and Coinbase Custody, each accessible via the Trading Platform. The Trading Platform shall provide us with access to trade execution and automated trade routing services and Coinbase Execution Services to enable us to submit orders to purchase and sell specified digital assets in accordance with the MTA and the Coinbase Trading Rules.

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Acknowledgement of risks

We are required to acknowledge that digital assets are not legal tender, are not backed by any government, and are not subject to protections afforded by the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation; transactions in digital assets are irreversible, and, accordingly, digital assets lost due to fraudulent or accidental transactions may not be recoverable; and any bond or trust account maintained by Coinbase entities for the benefit of its customers may not be sufficient to cover all losses incurred by customers.

Limitation of liability

Coinbase has disclaimed all liability to us other than with respect to gross negligence, fraud or willful misconduct. Coinbase has also limited its liability to not more than the greater of aggregate fees paid by us in the 12-month period before the event giving rise to liability and the value of the supported digital assets on deposit in our custodial account, and subject to an upper limit of US$100,000,000.

Coinbase also disclaims liability for force majeure events.

Termination

Generally, either party may terminate the Coinbase Prime Broker Agreement by providing at least 30 days’ prior written notice to the other party, subject to the fulfilment of our contractual obligations.

Coinbase also has the right to suspend, restrict or terminate our Prime Broker Services, including by suspending, restricting or closing our accounts, for cause, which includes contractual breach or insolvency events, any facts regarding our financial, legal, regulatory or reputational position which may affect our ability to comply with contractual obligations, in accordance with law, or if our account is subject to any pending litigation, investigation or government proceeding.

Payment terms

We shall pay the initial Storage Fee on the earlier of: (i) the first date that Client’s Digital Asset balance on deposit in the Custodial Account or Coinbase Inc. Custodial Account, as applicable, is equal to USD $50,000 notional; or (ii) three months from the Effective Date.

The summary above does not purport to be complete and is qualified in its entirety by reference to the full text of the Coinbase Prime Broker Agreement with Coinbase, Inc., filed as Exhibit 99.1 to our registration statement on Form F-1.

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The material terms of our custody arrangements with Custody Agreement include the following:

Scope of custodial services

Coinbase Custody shall provide us with a segregated custody account controlled and secured by Coinbase Custody to store certain digital assets supported by Coinbase Custody, on our behalf.

Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended, and is licensed to custody Client’s Digital Assets in trust on our behalf.

Digital assets in our custodial account shall (i) be segregated from the assets held by Coinbase Custody as principal and the assets of other customers of Coinbase Custody, (ii) not be treated as general assets of Coinbase Custody, and except as otherwise provided in the agreement, Coinbase Custody shall have no right, title or interest in such digital assets, (iii) constitute custodial assets and our property. In addition, Coinbase Custody shall maintain adequate capital and reserves to the extent required by applicable law and shall not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any digital assets in the custodial account.

Coinbase Custody reserved the right to refuse to process or to cancel any pending custody transaction to comply with applicable law or in response to a subpoena, court order or other binding government order, or to enforce transaction, threshold and condition limits, or if Coinbase Custody reasonably believes that the custody transaction may violate or facilitate the violation of an applicable law, regulation or rule of a governmental authority or self regulatory organization.

Custody Obligations

Coinbase Custody shall keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the digital assets, as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies. Coinbase Custody shall also obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the custodial services provided to us.

Supported digital assets	The custodial services are available only in connection with those digital assets that Coinbase Custody, in its sole discretion, decides to support, which may change from time to time.

Transmission delays

Coinbase Custody requires up to twenty-four hours between any request to withdraw digital assets from our account and submission of our withdrawal to the applicable digital assets network. Since Coinbase Custody securely stores all digital assets private keys in offline storage, it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal, which may delay the initiation or crediting of such withdrawal. We acknowledged and agreed that a custody transaction may be delayed.

Coinbase Custody makes no representations or warranties with respect to the availability and/or accessibility of (1) the digital assets, (2) a custody transaction, (3) the custodial account, or (4) the custodial services.

Termination	If Coinbase Custody closes our Custodial Account or terminates our use of the Custodial Services, we will be permitted to withdraw Digital Assets associated with our Custodial Account for a period of up to ninety (90) days following the date of deactivation or cancellation to the extent not prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order or binding order of a government authority.

Storage Fee	The storage fee is $2,400 per year.

The following are additional terms regarding custody arrangements:

●	Manner of Storage Cold Storage: (i) Coinbase offers two storage options for the Client’s Digital Assets: Hot Vault Balance (hot storage) and Cold Vault Balance (cold storage). We have the discretion to allocate our assets between these two storage options.

●	Coinbase is not contractually obligated to hold our crypto assets in cold storage: The choice of whether assets are held in hot or cold storage is at our sole discretion. However, transfers from the Cold Vault Balance have specific withdrawal procedures.

●	Security Precautions: Coinbase Custody mentions storing all Digital Asset private keys in offline storage. It also details the procedures surrounding Digital Asset transactions, such as the requirement for us to verify all deposit and withdrawal information. If Coinbase perceives a risk of fraud or illegal activity, Coinbase Custody has the right to delay any Custody Transaction.

●	Inspection Rights: There is no explicit mention of inspection rights granted to us regarding Coinbase’s operations, records or systems. Coinbase will provide electronic account statements to us detailing our account activities, but it does not specify broader inspection or audit rights for us. Our insurance providers do not have inspection rights associated with the crypto assets held in storage of which the auditors have confirmed.

●	Insurance: Coinbase Custody shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the Custodial Services provided in the Coinbase Prime Broker Agreement. We believe that Coinbase maintains a commercial crime insurance policy which encompasses losses due to employee collusion or fraud, physical loss or damage of critical material, security breaches or hacks, and fraudulent transfers, including asset theft from both hot and cold storage. Additionally, we believe that Coinbase maintains cyber insurance, which covers loss of income and data recovery resulting from security failures leading to business interruptions, covering computer forensic costs, incident response legal fees, notification expenses, and privacy claims by regulators.

The information of the Company’s cryptocurrencies as of December 31, 2023 as follows:

	Quantities	Type of the wallet stored	The geographic location
Bitcoin	125.8585	Cold wallet	Mainland China
USD Coin	2,005,537.50	Cold wallet	Mainland China
Filecoin	247,744.4239	Hot wallet	United States

As of December 31, 2023, we did not increase our holdings of any Bitcoins and USD coins. Our 125.85847 Bitcoins and 2005537.5 USD Coins were originally stored in our hardware cold wallets that were wrongly seized by the Sheyang Public Security Bureau in China, among which, 95.23843 Bitcoins and 2005537.5 USD Coins were transferred to other wallet addresses by the Sheyang Public Security Bureau. Therefore, we believe that the aforementioned Bitcoins and USD Coins are currently stored in Mainland China, under seizure by the Sheyang County Public Security Bureau. We are still working with the Deheng Law Firm to seek the restoration of our control over these Bitcoins and USD Coins.

As of December 31, 2023, we have 215,133.3026 Filecoins stored in the account of Filecoin Main network (including 75,804.3750 Filecoins of Available Balance, 129,355.4848 Filecoins of Initial Pledge and 9,973.4427 Filecoins of Locked Rewards, only the Available Balance can be freely transferred to other wallet accounts). We can consider the Filecoin main network platform as a hot wallet, where we currently have most of the Filecoins stored in, some of which are platform pledge requirements for Filecoin mining business. Due to the fact that the mining equipments we connect to the Filecoin main network is located in our leased operating site in New Jersey, USA, the Filecoins we store on the Filecoin main network platform can be considered to be stored within the United States.

As of December 31, 2023, we have 32611.121314 Filecoins stored in our crypto asset wallet account opened with Coinbase. Our Coinbase wallet is usually considered a hot wallet. Coinbase is a platform operating in the United States, and we can assume that the aforementioned Filecoins we store on the Coinbase platform are all located within the United States. Furthermore, our trading instructions for Filecoins through the Coinbase platform ultimately rely on the authorization of the CEO whose workplace is in New York.

The Chief Financial Officer is in charge of the login password of the wallet account of the cryptocurrency platform, and the Chief Executive Officer is in charge of the mobile phone number bound to the wallet account of the cryptocurrency platform. The use of cryptocurrency in the wallet account of the cryptocurrency platform, including accessing and conducting any transaction (e.g., payment releases), must be logged in by the Chief Financial Officer and must be verified with a mobile phone verification code that is sent to the Chief Executive Officer. Our cryptocurrency information stored in the wallet account of the Coinbase platform can only be accessed by logging into the wallet account. We download monthly statements in the platform’s wallet account at the end of each month, which is akin to a bank statement. The use of our cryptocurrency must first go through the financial approval process before the Chief Financial Officer and Chief Executive Officer jointly complete the release of the cryptocurrency.

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Through Coinbase’s website, we can log into our wallet account opened on Coinbase platform to view and trade. External persons such as our auditor can independently obtain our cryptocurrency information in the Coinbase platform account by sending a confirmation letter to the Coinbase platform upon authorization from us.

According to the general rules of the Coinbase platform, our relevant permissions and functions with regard to the Coinbase Platform are as follows:

●	Exclusive Ownership of Private Digital Keys: As the user, we have exclusive access to the account through username, password and often two-factor authentication (2FA). While the Coinbase platform may hold the private key, we, as the user, maintain exclusive ownership rights over the cryptocurrencies associated with those keys.

●	Software Functionality of the Coinbase platform: Transactions initiated by users are verified internally before being broadcast to the relevant blockchain. Most platforms, including Coinbase, employ sophisticated software infrastructure that prevents unauthorized access, detects suspicious activities and provides layers of security like encryption and firewalls.

●	Validation by Relevant Parties: Transactions made on the Coinbase platform are validated by the Coinbase platform itself before they’re confirmed on the blockchain. For transactions on public blockchains, once they leave the Coinbase platform, they are validated by the network’s nodes.

The summary above does not purport to be complete and is qualified in its entirety by reference to the full text of the Coinbase Custody Custodial Services Agreement which forms part of the Coinbase Prime Broker Agreement with Coinbase, Inc., filed as Exhibit 99.1 to our registration statement on Form F-1.

In May 2023, it was reported that a trust sponsor had requested for withdrawal of its registration statement filed with the SEC in deference to the requests in the SEC Staff’s letters, and that the SEC was of the view that Filecoins constituted “securities” under U.S. securities laws. Additionally, in June 2023, the SEC filed a lawsuit against Binance, and named Filecoin as, among other cryptocurrencies, constituting “securities” under U.S. securities laws. Such categorization, as well as further regulatory developments, new legislations and regulations, and changes in regulatory policy, may have materially adverse impacts on our business, financial condition and results of operations, as well as the price of our shares. As of June 30, 2023, the carrying amount of our Filecoin assets was $374,841, accounting for 1.25% of our unaudited consolidated total assets. We plan to use a portion of our distributed storage devices (estimated to have a maximum total storage capacity of approximately 100 PiB), approximately 60 PiB, for Filecoin mining business. If we are unable to significantly increase our non Filecoin mining business in 2024 or the near future, based on the number of Filecoins we own and the percentage of revenue generated by Filecoin mining, such regulatory changes may have meaningful or substantial impacts on us.

In particular, we may become subject to more burdensome regulatory requirements under the Investment Company Act of 1940 if our holdings of securities, including crypto assets, exceed 40 percent of the value of our total assets. The value of such holdings may be volatile and change from time to time depending on market prices of such assets, such as the trading prices for Filecoins. See also “Risk Factors—If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.”

Moreover, to facilitate trading and realization of value, we may from time to time hold our crypto assets on third party platforms, such as with Coinbase. Such custody arrangements increase ease of transaction but require us to relinquish control over our crypto assets. To access such assets, we rely on the technical platform provided by such third party platforms and we are also subject to their terms of use. See “Risk Factors—Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels.”

We are reviewing the recent legal and regulatory developments and we intend to alter our business focus and strategy whenever necessary to remain compliant with all applicable laws and regulations. We anticipate that our main source of revenue in 2023 will come from the Filecoin mining business, but with the continuous expansion of our business consulting services business in 2024, as well as the development of our new financial advisory services, securities underwriting services and other brokerage services business after our acquisition of J.V. Delaney Association, we expect the Filecoin mining business to gradually become a side line of our business as opposed to the primary focus. However, we cannot provide any assurance that we will successfully develop a new line of business making Filecoin mining See also “Risk Factors—Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.”

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In addition, due to recent developments in the regulations of cryptocurrencies, particularly in the U.S., such as the creation of subcommittees of the House Financial Services Committee, the approval of custodians for digital assets securities, and the Security and Exchange Commission’s crackdown on illegal trading platforms, we have seen increases of the price volatility of various cryptocurrency assets. For instance, the price of Bitcoins experienced sharp volatility in the first seven months of 2023, including a high price of more than $31,000 and a low price of less than $17,000, and the price of Filecoins also experienced sharp volatility in the first seven months of 2023, including a high price of more than $9 and a low price of less than $3. Our total cryptocurrency asset holdings constituted less than 15% of our consolidated total assets as of June 30, 2023. As such, we believe that the immediate impact of such regulatory changes will be limited to us. We are closely monitoring the changes and trends in prices of cryptocurrencies, and we may make changes to our business focus and strategies in the future should the need arise. See also “Risk Factors—Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto.”

Similarly, due to the increased price volatility of cryptocurrencies in general, individualized management failures, failures of internal control and oversight, as well as other macroeconomic or other factors, a string of bankruptcies have occurred in the crypto asset industry, including those of Genesis Global Capital, FTX, BlockFi, Celsuis Network, Voyager Digital and Three Arrows Capital. Such bankruptcies and adverse developments in the crypto asset industry and have not impacted and is not expected to materially and adversely impact our business, financial condition, customers, and counterparties, either directly or indirectly, as we are not a direct counterparty to such entities. We do not have any material assets that may not be recovered due to the bankruptcies of those named companies or may otherwise be lost or misappropriated. We are also not aware of any material direct or indirect exposures to other counterparties, customers, custodians, or other participants in crypto asset markets that have filed for bankruptcy, that have been decreed insolvent or bankrupt, that have made any assignment for the benefit of creditors, or have had a receiver appointed for them, that have experienced excessive redemptions or suspended redemptions or withdrawals of crypto assets, that have the crypto assets of their customers unaccounted for; or that have experienced material corporate compliance failures. However, it is possible that these recent bankruptcies may have exacerbated the further pricing decline of certain cryptocurrencies, such as Bitcoin, in 2023 which may have imposed adverse impacts to our mining losses and/or value of the cryptocurrencies we hold.

Investors in our securities should be aware that engaging in cryptocurrency mining may result in certain environmental harms and transition risks related to climate change that may affect our business, financial condition and results of operations, as mining operations consume a substantial amount of power, which may contribute to increased carbon emissions. Recent policy and regulatory changes relating to limiting carbon emissions could impose additional operational and compliance burdens on our cryptocurrency mining operations, such as more stringent reporting requirements or higher compliance fees. There have also been recent market trends that may alter business opportunities for our industry, stemming from recent regulatory and policy changes in the jurisdictions in which we operate, where regulators have come out to state that certain cryptocurrencies constitute “securities” and that there would be increased regulation and oversight over businesses engaged in cryptocurrencies, which is highly power-consuming and poses environmental risks. These may lead to increased credit risks, which may lead to financiers and lenders being less willing to enter into business relationships with us, as well as increased litigation risks related to climate change in the jurisdictions in which we carry out mining operations, Some businesses as well as some investors may have also ceased accepting cryptocurrencies for certain types of purchases, and stopped investing in businesses involved in cryptocurrencies businesses, due to environmental concerns associated with cryptocurrencies mining, which may have adverse impacts on our business, financial condition, and results of operations. See “Risk Factors—Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition, and results of operations.”

Blockchain technical services (Discontinued)

During the period from 2019 to the first half of 2021, blockchain technology services were the Company’s main business. We discontinued the blockchain technology services in 2022 due to certain regulatory changes in the cryptocurrency industry.

In the past, we provided digital asset trading infrastructure solutions based on internet and blockchain technologies to our customers. These services included, among others, (i) comprehensive solutions in connection with digital asset transactions, (ii) platform-based products, such as transaction facilitation systems, trading systems, account management systems, operation management systems and mobile applications and (iii) a variety of supplemental services, such as customized software development services, maintenance services and compliance support services. We also launched an open, decentralized finance (DeFi) platform that designed to solve retail traders’ global problems of low liquidity and capital utilization, poor governance, token growth incentive deficiencies and slow transaction speeds. In addition, we developed an asset digitalization platform in the past, which was able to provide blockchain-based digitalization solutions for traditional assets, such as fiat currencies, bonds and precious metals.

Due to the regulatory changes in the digital asset industry, we do not plan to conduct any blockchain technical services related to the asset trading platform, asset digitalization platform and decentralized finance (DeFi) platform in the future. In terms of our blockchain technical services, we plan to combine our project management experience and blockchain technical service skill set with our digital consultation services to further develop digital payment services business.

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Types Of Cryptocurrencies We Have Held

As of June 30, 2023 and as of the date of this prospectus, we have held three types of cryptocurrencies, which are Bitcoin, USD Coin and FileCoin. We received these types of cryptocurrencies through mining operations, compensation to us for services and products provided, and acquisition of certain digital assets. In May 2019, we acquired FFcoins with an estimated value of $1,200,000 at the prevailing market price. FF(Fifty-five) coin is a decentralized blockchain digital asset issued by 55 Global Market. In 2020, due to the significant decline in the FF coin market price, the Company recognized an impairment loss of $835,344 at market value at the end of 2020. Even more unfortunately, in 2021, the FF coins further completely lost its market value, and we wrote down the remaining book value of the FF coins to 0 and recognized an impairment loss of $372,995.

Due to the price crash of Bitcoin in 2022, we, out of caution, decided to change the impairment test method of Bitcoin and other cryptocurrencies from testing once or twice a year by calculating the fair value based on the average daily closing price of the past 12 months to testing every day by calculating the fair value based on the intraday low price. We restated the impacted financial statements as of December 31, 2021, and for the year ended December 31, 2021, and related notes included herein to correct these changes. We recognized $1,292,568 impairment loss of intangible assets for the year ended December 31, 2021 and $3,144,053 impairment loss of intangible assets for the year ended December 31, 2022 as the restated financial statements.

The intangible assets, net as of June 30, 2023 and December 31, 2022 and 2021consist of the following:

	June 30,	December 31,	December 31,
	2023	2022	2021
	US$	US$	US$
Bitcoin	1,952,597	1,952,597	4,280,740
USD Coin	1,992,211	1,992,211	2,991,113
Filecoin	374,841	288,419	-
Tether USDs (“USDT”)	-	-	5,864
Total intangible assets, net	4,319,649	4,233,228	7,277,717

The revised impairment loss of intangible assets for the year ended December 31, 2021 and 2022 is detailed as follows:

	June 30,	December 31,	December 31,
	2023	2022	2021
	US$	US$	US$
Bitcoin	-	3,111,232	908,453
USD Coin	-	-	11,120
Filecoin	79,821	26,957	-
Tether USDs (“USDT”)	-	5,864	-
FF Coins	-	-	372,995
Total impairment loss of intangible assets	79,821	3,144,053	1,292,568

In order to avoid the recurrence of such asset losses, the current management of the company has optimized and improved the investment strategy, asset management internal control and many other aspects to reduce the relevant business risks.

Analysis of Our Crypto Asset Mining Operations

In August 2021, based on our technical capabilities, experience and resources in the cryptocurrency industry, the potential of the cryptocurrency market and the increasingly clear regulatory policy of the US government on cryptocurrency, our management entered into the field of cryptocurrency mining. In this section, we set out certain breakeven analyses of our crypto mining operations and financial performance. Such analysis relies on a number of assumptions and predictions about certain variables which are difficult to forecast and which may turn out to be inaccurate. See “Risk Factors–Our analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in our breakeven analysis may turn out to be inaccurate.”

1) Bitcoin Mining

a) Bitcoin Shared Mining Business from October 2021 to April 2022

On October 22, 2021, we, through our wholly-owned subsidiary Ucon, entered into a Bitcoin joint mining business agreement (the “Computing Power Purchase Agreement”) with Carpenter Creek LLC (“Bitdeer”), pursuant to which we purchased 180 days of computing power for 480 Antminer S17+ mining machines located in Tennessee from Bitdeer to start our Bitcoin mining business. Based on the Computing Power Purchase Agreement, we paid for the electricity costs and computing power costs (including costs of renting mining machines, operating site and networks) incurred for mining Bitcoins pursuant to our orders. The overall purchase consideration we paid to Bitdeer was $1,994,462.50, resulting in an average daily operating cost of $11,080.35 for shared bitcoin mining. We then became a Bitcoin miner by registering as a user on the F2pool website and adhering to the general terms and conditions of the F2pool website, connecting our computing power, to F2pool to increase the computing power to the F2pool. In exchange for providing computing power, we were entitled to a fractional share of the fixed digital asset awards F2pool received, for successfully adding blocks to the blockchain. Our fractional share was relative to the proportion of computing power we contribute to F2pool toward the total computing power contributed by all mining pool participants in solving the current algorithm. We recognized revenues on a daily basis based on the closing price of the rewarded Bitcoins on that day. The comparative data of revenue and cost of this Bitcoin shared mining business compiled by month are as follows:

Period	The number of Bitcoin rewards	Revenue	Cost	Gross profit	Average closing price of Bitcoin	Breakeven Bitcoin price
October, 2021	1.15637957	$71,061.41	$(60,018.55)	$11,042.86	$61,659.24	$51,902.12
November, 2021	5.82873982	$353,802.33	$(332,410.42)	$21,391.91	$60,641.88	$57,029.55
December, 2021	4.77001406	$239,443.11	$(310,249.72)	$(70,806.61)	$49,683.50	$65,041.68
January, 2022	5.29383051	$220,287.73	$(343,490.76)	$(123,203.03)	$41,483.14	$64,885.11
February, 2022	4.42114903	$179,749.11	$(310,249.72)	$(130,500.61)	$40,625.01	$70,174.00
March, 2022	4.81988816	$201,511.74	$(343,490.76)	$(141,979.02)	$41,804.32	$71,265.30
April, 2022	4.33004452	$181,540.87	$(294,552.57)	$(122,897.40)	$41,799.11	$68,025.30
Total Amount	30.62004567	$1,447,396.30	$(1,994,462.50)	$(556,951.90)

We carried out the Bitcoin mining from October 2021 to April 2022. Our computing power during this period was 35,000TH/s, our average daily output during this period was 0.17011136 BTC, and the revenue per unit of computing power was 0.000004860 BTC/TH/day. For this Bitcoin mining business, we essentially leased the Bitcoin mining machines instead of owning them, while the cost of renting the mining machines proved to be very high. The average daily operating cost (including the cost of renting the mining machines) of our Bitcoin mining was $110,80.51, so we would not make a profit until the average price of Bitcoin exceeds $65,137.

However, back in October 2021, management did not anticipate the Bitcoin market crash that would begin in December 2021. In December 2021, the price of Bitcoin suddenly plummeted from the price range of $60,000 per coin and during the first eight months of 2023 such price lingered around the range of $16,000 to $30,000, causing our Bitcoin mining business suffering a great loss. Due to the sharp fluctuations in the price of Bitcoin over the past two years, from May 2022 to August 2023, we did not carry out any business related to Bitcoin mining.

b) Bitcoin physical mining business planned but not yet launched

On February 10, 2023, we entered into a purchase agreement (the “S19 Pro Purchase Agreement”) with the seller to buy 5,000 Ant Miner S19 Pro Bitcoin miners for a total purchase price of $9 million, equivalent to the price of $1,800 per machine. Taking into account the increasing difficulty of mining in the mining industry and the general loss of the top mining enterprises, we are considering the diversification of its business in the financial technology field, and have decided to reduce the procurement scale of Bitcoin miners and reduce our investment in the mining field. As such, the Company and seller entered into an amendment (the “Amendment”) to the S19 Pro Purchase Agreement, pursuant to which the parties have agreed to reduce the purchase order to no more than 2,000 Bitcoin miners for a total amount of no more than $3.6 million. As the Ant miner S19 Pro Bitcoin miner is currently one of the best-selling models in the market and our order is back ordered, our batch of the S19 Pro has not been delivered as of the date of this letter. At present, we have paid the seller $3 million US dollars. Depending on the actual delivery date of the mining machines and bitcoin market conditions, we may change the order amount in the future. As things stand now, we may not receive these scheduled miners until the end of 2023 and may begin Bitcoin mining operations in the first half of 2024.

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Based on the current level of difficulty in Bitcoin mining across the entire network and referring to the unit computing power income of the Bitcoin mining pools on December 31, 2023 (0.00000201 BTC/(TH/s)/day), we have conducted a breakeven analysis of the Bitcoin mining business conducted by these Bitcoin mining machines as follows:

			Average daily operating costs
Types of Bitcoin mining machines	The number of Bitcoin mining machines	Expected average computing power (TH/s)	Average daily equipment depreciation cost	Average daily electricity, operating site and internet cost	Average daily labor cost	Total average daily operating costs [1]	Assumed daily net unit computing power income (BTC/(TH/s)/day)	Number of Bitcoin rewards (BTC/day) [2]	Breakeven Bitcoin price [3=1/2]
Ant Miner S19 Pro	1500	150000	$1,500	$7,020	$200	$8,720	0.00000201	0.3015	$28,922

The total cost of these 1500 Bitcoin mining machines we purchased is approximately $2.7 million US dollars ($1,800 US dollars per machine), and we estimate the expected service life of these machines to be five years. Therefore, the average monthly depreciation amount calculated using the straight-line method is $45,000 and the daily depreciation amount is $1,500.

As of December 31, 2023, according to the data of the Coinbase platform, the average daily lowest transaction price of Bitcoin for the last 30 days is $42,401.45, which is higher than the above breakeven price of Bitcoin that we have measured. However, with the increasing mining difficulty and the decrease in revenue per unit of computing power caused by the growth of computing power across the Bitcoin network, the Bitcoin mining business may experience losses, which is also the reason why we have decided to reduce the scale of Bitcoin mining business.

2) Filecoin mining

On December 15, 2022, we entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of USD$5,980,000, payable in our ordinary shares. The investment is made with an aim to own mining machines capable of gathering, processing and storing vast amounts of data, to advance the cryptocurrency mining business. Starting on December 20, 2022, we have been using some of the storage capacity of these devices for Filecoin mining business, and other storage capacity will be used to provide cloud storage services to distributed application product operators.

The Web3 decentralized storage infrastructure, which we acquired through a stock offering in December 2022, is expected to achieve a maximum storage capacity of approximately 100PiB. We plan to use a portion of the storage capacity (60.4 PiB) for Filecoin mining business and we plan to use the remaining storage capacity from the infrastructure to provide cloud storage services to other decentralized platform operators. We originally planned to open four nodes, with a maximum storage capacity of 15.1 PiB per node. We expect to reach the maximum storage capacity of all four nodes (a total of 60.4 PiB) by June 2024. As of June 30, 2023, we had opened two nodes on the Filecoin blockchain with a set storage capacity of 30.2Pib, one of which has not reached the maximum set storage capacity, so the current storage capacity of the two nodes was 25.16PiB.

During 2023, the storage capacity of our Web3 decentralized storage infrastructure has not been fully utilized. All of our related revenue in 2023 derived from the Filecoin mining operating of two nodes, while these devices have been in a constantly on state, and the overall wear and tear of these devices may not vary significantly under different levels of storage capacity utilization. Therefore, we depreciate them based on the expected service life of these devices, which is six years, using the straight-line method, and the estimated monthly depreciation cost is $74,786.25, which is also the main cost of our Filecoin mining business.

The operating costs of Filecoin mining business currently include depreciation costs of equipment, site fees, electricity fees, network fees and software deployment costs. Among them, the software deployment costs only occur when we expand our business scale, such as when we add a new node. The comparative data of revenue and cost of this Filecoin mining business as of June 30, 2023 compiled by month are as follows:

Period	The number of Filecoin rewards	Revenue	Cost	Gross profit	Average lowest price of Filecoin	Breakeven Filecoin price
December, 2022	115.49	$348.4	$(69,816.21)	$(69,467.81)	$2.7529	$604.52
January, 2023	3,844.55	$16,987.79	$(78,786.25)	$(61,798.46)	$4.0691	$20.49
February, 2023	5,416.79	$32,052.06	$(111,791.17)	$(79,739.11)	$5.8636	$20.64
March, 2023	6,147.68	$34,268.36	$(129,113.59)	$(94,845.23)	$5.6405	$21.00
April, 2023	5,190.72	$28,908.08	$(99,253.75)	$(70,345.67)	$5.5566	$19.12
May, 2023	6,480.06	$29,376.50	$(99,253.75)	$(69,877.25)	$4.6073	$15.32
June, 2023	6,472.78	$24,649.65	$(99,253.75)	$(74,604.10)	$3.8786	$15.33
Total Amount	33,668.07	$166,590.84	$(687,268.47)	$(520,677.63)

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Due to the sustained downturn in Filecoin market prices during 2023 and the need for more Filecoins to be used as collateral for the Filecoin main network platform in order to expand the scale of our Filecoin mining nodes (which is a necessary condition for conducting Filecoin mining business), as of December 31, 2023, we still have only two open nodes. In December 2023, we began adopting new technologies to carry out filecoin mining business, and it is expected that the mining output efficiency of filecoin will be significantly improved in 2024, and our Filecoin mining business is expected to be profitable commencing in 2024.

However, we cannot assure that the revenue from our business consulting and broker-dealer lines of business will increase significantly in the near future or at all. If we fail to grow non-Filecoin mining business substantially, we believe that the fluctuations in Filecoin prices may have a significant impact on our financial condition. In addition, we intend to monitor our holdings of crypto assets and other securities, and review such holdings at least quarterly with our auditors and legal advisers, to ensure that we do not become an “investment company.” See also “Risk Factors—If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.”

As of June 30, 2023, the whole net computing power of Filecoin was 21.9288EiB, and the net unit storage capacity income on that day was 0.0084 FIL/TiB/day. One of our nodes reached the set maximum storage capacity of 15.1PiB in early June 2023, and the actual output efficiency of this node in June 2023 was 0.0095FIL/TiB/day, which is about 13 percent higher than the output efficiency of the whole network.

Considering that the market price of Filecoin had also fluctuated significantly in the past two years, we, out of caution, recognize daily revenue based on the lowest trading price on the day of receiving Filecoin rewards, and conduct impairment test monthly by calculating the fair value based on the lowest historical value of Filecoin during the holding period. Since it takes some time for Filecoin to reach its maximum computing power per node, our Filecoin mining business is not yet profitable. We currently have only two nodes, as of June 30, 2023, the final capacity of the two nodes is 25.16PiB, these two nodes have not reached the maximum computing power, we also plan to open another two nodes in the future to enable our hardware devices to release more storage capacity in exchange for revenue.

Over time, the block rewards of the Filecoin mining business carried out by the Company have been continuously reduced. In addition, the Filecoin reward rate per unit storage capacity of the Filecoin mining business carried out by the Company is related to the effective storage capacity provided by the Company and the storage capacity of the Filecoin network. As the storage capacity of the Filecoin network continues to increase, the Filecoin reward rate per unit storage capacity also continues to decrease. Since the storage capacity of each of our nodes is constantly increasing before reaching the set maximum storage capacity, it is difficult to calculate the Filecoin mining reward rate per unit of storage capacity at this stage. It is also difficult for us to get historical data on the Filecoin mining reward rate per unit of storage directly from the Filecoin network, so we can check the latest mining reward rate per unit of storage displayed by the Filecoin network as a reference. For example, on June 30, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0084 FIL/TiB/day; and on December 31, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0055 FIL/TiB/day.

In addition, we are also exploring opportunities to use some of the storage capacity of our hardware devices planned for non-Filecoin mining businesses to provide computing power and cloud storage services to distributed platform operators. When and if the storage capacity of our Filecoin mining business reaches the set 60.4PiB, the output of Filecoin mining will reach the expected stable level. We expect our Filecoin mining output to reach the stable level in June 2024 but we cannot guaranty that we will achieve this goal on schedule or at all. We use the same batch of Web3 decentralized storage infrastructure for our cloud storage services to decentralized platform operators and Filecoin mining business and therefore do not need to add any new equipment.

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On December 31, 2023, the net unit storage capacity income of the whole net of Filecoin mining is 0.0055 FIL/TiB/day. Assuming that our Filecoin mining business has reached the set maximum storage capacity of 60.4PiB and the average net unit storage capacity income is 0.0055 FIL/TiB/day, and that our business of providing cloud storage services to decentralized platform operators can bring in $70,000 per month (average $2,333 per day), then, our breakeven analysis of our business of Filecoin mining and providing cloud storage services to decentralized platform operators is as follows:

			Expected daily operating cost of Filecoin mining and providing cloud storage services to decentralized platform operators (3)
Expected average storage capacity (PiB)	Assumed output efficiency (FIL/TiB/day)	The daily number of Filecoin rewards (1)	Average daily equipment depreciation cost	Average daily electricity, operating site and internet cost	Average daily labor cost	Expected daily operating cost (2)	Expected average daily revenue from providing cloud storage services to decentralized platform operators (3)	Breakeven Filecoin price [4=(2-3)/1]
60.4PiB (equal to 61,849.6TiB)	0.0055	340.17	$2,493	$933	$267	$3,693	$2,333	$4.00

As of December 31, 2023, according to the data of the Coinbase platform, the average daily lowest transaction price of Filecoin for the last 30 days is $5.20, which is higher than the above breakeven price of Filecoin that we have measured. However, the above assumption about the revenue of providing cloud storage services to decentralized platform operators is set based on our future business objectives. If we fail to achieve the assumed objectives of the providing cloud storage services to decentralized platform operators in the future, our Filecoin mining and cloud storage services to decentralized platform operators may incur losses as a whole. However, if the market price of Filecoin increases significantly in the future, we may also make more profits.

Based on the current situation of the Filecoin market and the mining industry, if the market price of Filecoin drops significantly, it will be difficult for us to profit at the current production efficiency level, as the Filecoin mining difficulty in the future will increase, and due to the increase in the overall network storage capacity, the revenue per unit storage capacity will decrease. At present, we have discovered a new technology that can enable our existing devices to provide more storage capacity, thereby enabling us to obtain more Filecoins. We are confident in making profits in our future Filecoin mining business. In addition, we also seek to provide the remaining storage capacity to more dispersed platform operators in exchange for more revenue.

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Reward Rates

1) Bitcoin mining business

The total supply of Bitcoins is 21 million. Bitcoin’s block mining reward is halved every 210,000 blocks, which is roughly once every four years based on Bitcoin’s roughly 10-minute block intervals. Initially the reward per block was 50 Bitcoins, and after the third halving in May 2020, the reward per block was 6.25 Bitcoins. Therefore, the reward for each block of our Bitcoin mining operations conducted between October 2021 and April 2022 is 6.25 Bitcoins. But as the number of miners continues to increase, the computing power of the entire Bitcoin network continues to increase, and the number of Bitcoins that can be obtained per unit of computing power will continue to decrease. The Bitcoin reward rate per unit of computing power corresponding to our Bitcoin mining business can be measured by the Mining Difficulty of the entire Bitcoin network. The Mining Difficulty of our Bitcoin mining business carried out from October 2021 to April 2022 is between 20.08 T and 29.79 T. On October 31, 2023, the Mining Difficulty has increased to 62.46 T. It is difficult for us to directly obtain the historical data of the Bitcoin mining reward rate per unit of computing power but through the Bitcoin mining pool website, we can take the latest mining reward rate per unit of computing power displayed on the Bitcoin mining pool website as a reference. For example, we carried out the Bitcoin mining business from October 2021 to April 2022 and the revenue per unit of computing power was 0.00000486 BTC/TH/day; on June 30, 2023, the revenue per unit of computing power of the whole Bitcoin network was 0.00000257BTC/TH/day; and on December 31, 2023, the revenue per unit of computing power of the whole Bitcoin network was 0.00000201 BTC/TH/day.

2) Filecoin mining business

The total number of Filecoin tokens is 2 billion, of which Protocal Labs team holds 15%, that is, 300 million, which is released linearly over a 6-year period, mainly for project research and development and marketing. The Filecoin Foundation holds 5%, or 100 million, for a linear release over six years; 10% of Fundraising - SAFT 2017 and Fundraising-Remainder , that is, 200 million pieces, divided into 6 months, 12 months, 3 years linear release, lock-up period is selected by investors, the longer the locking time, the lower the sales price; 70% of the mining release, or 1.4 billion pieces, will be distributed to Filecoin miners as a mining reward to maintain the operation and stability of the system, with 153 million pieces released in the first year, a linear release, halved every 6 years, and half of the first 6 years, by the seventh 6 years, a total of 99% of the FIL can be released, and after 42 years the FIL will be close to being mined fully. It decreases weekly, halves for six years, and releases about 700 million in the six years after it goes live. It is estimated that the FIL release in the first year of the IPFS/Filecoin mainnet online, the FIL coin release from the first year of mining is about 440,000/day, and the release at the end of the sixth year is about 200,000/day. Filecoin’s block reward is modeled after the element half-life setting, with each round of blocks releasing a decreasing amount of coins compared to the previous round, until six years have passed and the amount has been halved.

Therefore, over time, the block rewards of the Filecoin mining business carried out by the Company have been continuously reduced. In addition, the Filecoin reward rate per unit storage capacity of the Filecoin mining business carried out by the Company is related to the effective storage capacity provided by the Company and the storage capacity of the Filecoin network. As the storage capacity of the Filecoin network continues to increase, the Filecoin reward rate per unit storage capacity also continues to decrease. Since the storage capacity of each of our nodes is constantly increasing before reaching the set maximum storage capacity, it is difficult to calculate the Filecoin mining reward rate per unit of storage capacity at this stage. It is also difficult for us to get historical data on the Filecoin mining reward rate per unit of storage directly from the Filecoin network, so we can check the latest mining reward rate per unit of storage displayed by the Filecoin network as a reference. For example, on June 30, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0084 FIL/TiB/day; and on December 31, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0055 FIL/TiB/day.

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Private Placements

We have entered into certain transactions with investors involving the issuance of our ordinary shares as consideration (the “Private Placements”).

Private Placement to Hexin Global Limited and others

Pursuant to a Securities Purchase Agreement dated November 11, 2022, we closed a private investment in public equity (“PIPE”) financing with certain non-U.S. investors for gross proceeds of $3.15 million. Pursuant to this Securities Purchase Agreement and the warrants, we issued an aggregate of 2,423,076,922 units at a purchase price of $0.0013 per unit (pre-reverse split). Each unit shall consist of one ordinary share and three warrants, with each warrant entitling the investor to purchase one ordinary share at the exercise price of USD$ 1/180th per ordinary share subject to certain adjustments and conditions set forth therein. The warrants shall have a term of three years from the issuance date.

Private Placement to Ms. Hanqi Li and another investor

On November 30, 2022, we entered into a Securities Purchase Agreement with two investors to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of $5 million. Pursuant to the agreement, we issued an aggregate of 3,676,470,589 units at a purchase price of $0.00136 per unit (pre-reverse split) for a total of approximately $5,000,000. Each unit shall consist of one ordinary share and three warrants, with each warrant entitling the investor to purchase one ordinary share at the exercise price of $1/360th per ordinary share subject to certain adjustments and conditions set forth therein. The warrants shall have a term of three years from the issuance date.

Private Placement to Ms. Hanqi Li

Further, on December 23, 2022, we entered into a Securities Purchase Agreement with an accredited non-U.S. investor to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of $5 million. Pursuant to this Securities Purchase Agreement, our Company issued an aggregate of 4,545,454,546 units at a purchase price of $0.00110 per unit (pre-reverse split) for total gross proceeds of approximately $5,000,000. Each unit shall consist of one ordinary share and three warrants, with each warrant entitling the investor to purchase one ordinary share at the exercise price of $1/360th per ordinary share subject to certain adjustments and conditions set forth therein. The warrants shall have a term of three years from the issuance date.

We expected to use the net proceeds from the three rounds of PIPE financing for working capital and other general corporate purposes, including developing our Web3 and blockchain infrastructure, expanding our business consultation services, and applying the licensure for cryptocurrency from New York State Department of Financial Services.

Among other purposes, we originally intended to use part of the PIPE proceeds to grow our cryptocurrency consultation services in the U.S., including obtaining the “BitLicense” from New York State Department of Financial Services for digital currency related activities. In 2023, we conducted the viability research on the BitLicense application and realized substantial challenges and complexity associated with applying for a BitLicense. Considering both of our focus on the business consulting services and heavy workload in obtaining a BitLicense, we have decided to temporarily forego the BitLicense application.

We have done the following work in 2023 to grow our crypto consulting-related business in the United States:

On May 1, 2023, we engaged the Bates Group, a well-established compliance service company based in Portland, OR, to guide and assist us with obtaining money transmitter license and other licenses. Bates Group has a proven track record, having successfully helped companies secure Bitlicenses in the past. Additionally, on May 23, 2023, Bates Group provided us with a proposed framework of the Company’s compliance program, based on which we, together with Bates Group, are currently developing, refining and finalizing a standard and detailed compliance program to assist and support worldwide crypto firms to settle operating compliance issues in the United States.

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Furthermore, we are developing the digital payment functions based on the current asset digitalization platform, and hope to provide digital payment services to the market after obtaining the corresponding license.

In addition, Ucon successfully earned the approval to enter the Cyberport Incubator in August 2023. The Cyberport Incubator is a collaborative government initiative supporting over 1,900 technology companies, regarded as the Center of Web3 and crypto in Asia. Ucon’s mission is to provide the digital consultation services in the Asia Pacific region.

Following completion of the financings set out above and as at the date of this prospectus, as well as certain private sales undertaken by Ms. Hanqi Li to four separate buyers, Xin Rong Gan, Hailei Zhang, Hong Mei Zhou and Anyu International Limited, Ms. Li has a beneficial interest in 5,229,579 of our ordinary shares and 15,688,733 ordinary shares purchasable upon exercise of warrants held. The ordinary shares held by Ms. Hanqi Li, Xin Rong Gan, Hailei Zhang, Hong Mei Zhou and Anyu International Limited are being registered for resale pursuant to this prospectus.

Private Placement to Huangtong International Co., Ltd.

On December 15, 2022, we entered into an Asset Purchase Agreement (the “Huangtong APA”) with Huangtong International Co., Ltd. (the “Huangtong International”), providing for the Company’s acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables and other electronic devices, for an aggregate consideration of $5,980,000, payable in our ordinary shares. The investment is made with an aim to own mining machines capable of gathering, processing and storing vast amounts of data, and to further solidify us as a pioneer in the creation of the Web3 framework.

Pursuant to the Huangtong APA, we would make the payment for the aforementioned equipment in the form of our ordinary shares, at a stipulated price of $0.0022 per share, in the aggregate amount of 2,718,181,818 shares (pre-reverse split). Following the completion of our share consolidation in 2023, Huangtong International currently owned 7,601,320 ordinary shares. The ownership of the crypto-mining equipment has been passed to MFH after we successfully issued the Purchase Price Shares (as defined in the Huangtong APA) to Huangtong International. Huangtong International was responsible for the installation of all mining equipment at sites designated by us and will also undertake routine maintenance of the devices for one year.

On October 24, 2023, Huangtong International entered into an agreement to sell 4,000,000 ordinary shares to Quick Cash Technology Limited. The ordinary shares held by Huangtong International and Quick Cash Technology Limited are being registered for resale pursuant to this prospectus.

Private Placement to Apollo Multi-Asset Growth Fund

On November 30, 2023, we priced a private investment in public equity offering, through which the Company sold an aggregate of 14,251,781 units of its securities, each consisting of one (1) ordinary share and three (3) warrants, to one non-U.S. institutional investor, Apollo Multi-Asset Growth Fund, at an offering price of $0.421 per unit, for gross proceeds of $6 million (the “Gross Proceeds”), prior to the deduction of fees and offering expenses payable by the Company. The warrants are exercisable to purchase up to a total of 42,755,344 ordinary shares, for a period of three years commencing from November 30, 2023, at an exercise price of US$1.00 per ordinary share. The Company received the PIPE financing proceeds on December 4, 2023.

License Application

As part of our plan to conduct investment banking and digital payment businesses, we have commenced the application process for the Money Service Business (the “MSB”) license and Broker-Dealer license. Originally we planned to apply for the BitLicense and Money Transmitter License (the “MTL”) in addition to the MSB and Broker-Dealer license. However, considering our business development progress, as well as the duration and cost of applying for an MTL and BitLicense, we have decided not to launch such applications.

The table below illustrates the current status of and estimated timeline to obtain the abovementioned MSB and Broker-Dealer license.

Type of license	Reason	Status	Timeline
MSB (Money Service Business)	We believe that our planned digital payment services in the U.S. requires us to have an MSB license from the Financial Crimes Enforcement Network (FinCEN).	We are working with a top U.S. law firm to prepare the application documents and the business plan for the MSB License.	Target at submitting the MSB License application in the first half 2024

Broker-Dealer License	We have plans to expand our consulting services from business advisory to underwriting, private placements, investment advisory services, and mergers & acquisitions.	In April 2023, we signed a Purchase Agreement with J.V. Delaney & Associates, a licensed broker-dealer located in California. Subsequently, in August 2023, we entered the Continued Membership Application process with FINRA.	Target at obtaining FINRA approval in the first half of 2024, but no guaranty on the timeframe when we actually receive FINRA approval

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Recent Regulatory Developments

We are subject to a wide variety of complex laws and regulations in the United States, PRC and other jurisdictions in which we operate. The laws and regulations govern many issues related to our business practices, including those regarding cryptocurrencies, cybersecurity, offering and listing of securities, monopolistic behaviours, consumer protection, intellectual property, product liability and disclosures, employee benefits, taxation and other matters.

These laws and regulations are constantly evolving and may be interpreted, applied, created, superseded or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies. As we expand our business into new markets or introduce new features or offerings into existing markets, regulatory bodies or courts may claim that we are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions. This section summarizes the certain regulations applicable to our business.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As of the date of this prospectus, as advised by Beijing Chuting Law Firm our PRC legal adviser, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the large-scale collection of user data, implicate cybersecurity or involve any other type of restricted industry.

As of the date of this prospectus, as advised by Beijing Chuting Law Firm, our PRC legal adviser, we believe that none of our subsidiaries is currently required to obtain regulatory approvals or permissions from the CSRC, the CAC or any other relevant PRC regulatory authorities for their business operations, our offering (including the sales of securities to foreign investors) and our listing in the U.S. under any existing PRC law, regulations or rules, nor have we received any inquiry, notice, warning, sanctions or regulatory objection to our business operations, our offering and listing in the U.S. from the CSRC, the CAC or other PRC regulatory authorities.

On November 14, 2021, CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operator” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We are not an “operator of critical information infrastructure” or “large-scale data processor” as mentioned above, as advised by Beijing Chuting Law Firm, our PRC legal adviser. However, PRC regulations relating to personal information protection and data protection, it has been clarified in the relevant provision that the processing of PRC individual’s personal information outside China will also under the jurisdiction of the PRC Personal Information Protection Law and if data processing outside China harms the national security, public interests or the rights and interests of citizens or organizations of the PRC, legal responsibilities will also be investigated. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure.

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However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to conduct any follow-on offering in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the completion of the offering. The required filing materials shall include but not limited to: filing report and relevant commitments and domestic legal opinions. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

As further advised by our PRC counsel, Beijing Chuting Law Firm, as of the date of the registration statement, no effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our overseas listing and offering of securities from the CSRC or any other PRC governmental authorities. We have filed the legal opinion of our PRC counsel as part of our Securities and Exchange Commission (the “SEC”) filing on Form F-1 as exhibit 5.2. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on us. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before conducting securities offerings in the U.S. It is possible that formal regulation will require companies listed outside the PRC which have/had PRC interests to submit registration or filings to CSRC retrospectively. If any of our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from PRC authorities to conduct securities offerings in the U.S., our ability to conduct our business may be materially impacted, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our ordinary shares may significantly decrease in value or become worthless.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations.

Corporate Information

We were incorporated in incorporated in Cayman Islands on July 13, 2011. On December 28, 2016, the Company changed its name from “Wowo Limited” to “JMU Limited.” On April 30, 2020, the Company changed its name from “JMU Limited” to “Mercurity Fintech Holding Inc.” Our principal executive offices are located at 1330 Avenue of Americas, Fl 33, New York, 10019, United States and the telephone number at that address is +1(949)-678-9653. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

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The following diagram illustrates our corporate structure as of the date of this prospectus:

Cash Distribution

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, our subsidiaries may rely on loans or payments from MFH Cayman and MFH Cayman may receive distributions or cash transfers from our subsidiaries. As of the date of this prospectus, there are no currency exchange restrictions or limitations imposed on the transfer of capital within our corporate structure, except that the transfers are subject to money laundering and anti-corruption rules and regulations. However, there is no guarantee that the applicable government will not promulgate new laws or regulations that may impose such restrictions on currency exchanges in the future. As of the date of this prospectus, during the past three completed fiscal years, some transfers of non-cash assets occurred between MFH Cayman and its subsidiaries, in which MFH Cayman repaid the debts of its PRC subsidiary, MFH Cayman advanced expenses for Ucon, MFH Cayman transferred fixed assets to MFH Tech and MFH Cayman collected money on behalf of its other subsidiaries.

The following table illustrates the breakdown of the cash transfer within our organization for the six months ended June 30, 2023:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$4,300,000
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000

The following table illustrates the breakdown of our outstanding loans within our group as of June 30, 2023 (including the non-cash transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$10,706,226
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,098,285
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$797,384
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000
Mercurity Limited	Mercurity Fintech Holding Inc.	$1,098,709

The following table illustrates the breakdown of the cash transfer within our organization for the year ended December 31, 2022:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$50,000

The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2022 (including the non-cash transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$62,000
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,093,608
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$743,855
Mercurity Limited	Mercurity Fintech Holding Inc.	$1,100,240

As of the date of this prospectus, neither MFH Cayman nor its subsidiaries has a cash management policy. During the past three completed fiscal years, none of MFH Cayman’s subsidiaries has paid dividends, made distributions, transferred cash or other assets by kind to MFH Cayman or its shareholders directly or indirectly. The current laws and regulations of the PRC on currency exchange requires registration with or approval from the SAFE for conversion of RMB into foreign currency and remission out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. However, there is no assurance that the Chinese government will not, in the future, intervene or impose restrictions or limitations on the Company’s ability to generate income out of mainland China and Hong Kong.

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As of the date of this prospectus, during the past two completed fiscal years, none of our subsidiaries has made any dividends or distributions to MFH Cayman, nor has MFH Cayman made any dividends or distributions to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business. If MFH Cayman determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries.

Implications of being a “Foreign Private Issuer”

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements, we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of Nasdaq for domestic U.S. issuers and are not required to be compliant with all Nasdaq rules as of the date of our initial listing on Nasdaq as would domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer.

Summary of Risk Factors

Investing in our shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” and in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F.

In particular, a portion of our business, assets, and certain of our employees are located in China. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas (including in the U.S.) and/or foreign investment in China-based issuers such as us, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Specifically, please refer to the risks outlined below under “Risks Relating to Doing Business in the PRC.”

Risks Relating to Our Business and Industry

●	Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition (for the full description of this risk factor, please see page 26 of this prospectus);

●	Our analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in our breakeven analysis may turn out to be inaccurate (for the full description of this risk factor, please see page 27 of this prospectus);

●	The enactment of legislation imposing moratoriums on issuing permits for certain cryptocurrency mining operations that use carbon-based power sources and similar laws could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 27 of this prospectus);

●	Blockchain mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact (for the full description of this risk factor, please see page 27 of this prospectus);

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●	Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition, and results of operations (for the full description of this risk factor, please see page 27 of this prospectus);

●	We are subject to an extensive, highly evolving and uncertain regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition (for the full description of this risk factor, please see page 28 of this prospectus);

●	Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto (for the full description of this risk factor, please see page 28 of this prospectus);

●	Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940 (for the full description of this risk factor, please see page 28 of this prospectus);

●	Our revenue is partially dependent on the prices of crypto assets. If such price or volume declines, our business, operating results and financial condition would be adversely affected (for the full description of this risk factor, please see page 29 of this prospectus);

●	The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, our business, operating results, and financial condition could be adversely affected (for the full description of this risk factor, please see page 30 of this prospectus);

●	Any failure to safeguard and manage our crypto assets could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 31 of this prospectus);

●	The theft, loss or destruction of private keys required to access any crypto assets held in custody for our own account may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any crypto assets, it could cause regulatory scrutiny, reputational harm and other losses (for the full description of this risk factor, please see page 31 of this prospectus);

●	Any gaps in our risk management processes and policies in respect of crypto asset could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 31 of this prospectus);

●	Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels (for the full description of this risk factor, please see page 31 of this prospectus);

●	The assertion of jurisdiction by U.S. and foreign regulators and other government entities over crypto assets and crypto asset markets could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 32 of this prospectus);

●	If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business (for the full description of this risk factor, please see page 32 of this prospectus);

Risks Relating to Doing Business in the PRC

●	We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including regulatory risks resulting from political and regulatory changes which may be swift and unexpected (for the full description of this risk factor, please see page 33 of this prospectus);

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●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws (for the full description of this risk factor, please see page 34 of this prospectus);

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws (for the full description of this risk factor, please see page 34 of this prospectus);

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China (for the full description of this risk factor, please see page 34 of this prospectus);

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong (for the full description of this risk factor, please see page 35 of this prospectus);

THE OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 46,338,911 ordinary shares. All of the ordinary shares, when sold, will be sold by these selling shareholders. The selling shareholders may sell their ordinary shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

Ordinary shares currently issued and outstanding	60,819,897 ordinary shares

Ordinary shares that will be issued and outstanding immediately after this offering	60,819,897 ordinary shares

Ordinary shares offered by the selling shareholders	Up to 46,338,911 ordinary shares

Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the selling shareholders (see “Use of Proceeds”).

Risk factors	You should read the “Risk Factors” section starting on page 26 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol	“MFH”

The number of ordinary shares currently issued and outstanding is 60,819,897 as of January 10, 2024. No new ordinary shares will be issued by us under this offering.

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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks described in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our ordinary shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

The risk factor titled “Risk Factors—Domestic and international regulatory regimes governing blockchain technologies, digital assets, distribution and utilization of digital assets are still evolving and uncertain, and any changes in related regulations or policies may have adverse consequences on the development and value of certain digital assets” described in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F is hereby replaced in its entirely by the following:

“Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition.

Cryptocurrency mining operations constitute a portion of our business and regulatory developments in the characterization of such crypto assets will have an impact on our business, financial condition and results of operations. The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws.

Several other foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for businesses engaged in operations relating to crypto assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an automated trading system (“ATS”) in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration and qualification requirements.

Further, if Bitcoin, Ethereum, stablecoins or any other crypto asset is deemed to be a security under any U.S. federal, state or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such crypto asset. For instance, all transactions in such crypto asset would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the networks on which such crypto assets are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of the crypto asset. Also, it may make it difficult for such crypto asset to be traded, cleared and custodied as compared to other crypto assets that are not considered to be securities. As such, our holdings of cryptocurrencies from our mining operations, as well as our storage and trading of such cryptocurrencies on third party service provider platforms, may be adversely affected by any fall in value of cryptocurrencies and any increased restrictions on their trading and liquidity. Whether our activities require registration or the crypto assets we hold would be considered securities is a risk-based assessment, and not a legal standard binding on a regulatory body or court, and does not preclude legal or regulatory action.

Additionally, we are also subject to the following risk factors.

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Risks Relating to Our Business and Industry

Our analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in our breakeven analysis may turn out to be inaccurate.

We have included certain breakeven analysis and forecasts in this prospectus, including those set out in “Prospectus Summary–Analysis of Our Crypto Asset Mining Operations.” Such analysis and forecasts are based on management’s current expectations and are not guarantees of future performance. The analysis and forecasts are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them.

In particular, in the section “Prospectus Summary–Analysis of Our Crypto Asset Mining Operations,” we have conducted a breakeven analysis of our Bitcoin and Filecoin mining operations, and the market prices of Bitcoin and Filecoin required to prevail for us to achieve breakeven financial results. Such analysis relies on a number of assumptions and predictions about certain variables which are difficult to forecast and which may turn out to be inaccurate. These include our assumptions and predictions about operating costs for the use of our leased mining machines (such as electricity costs and internet fees which may fluctuate), the costs of maintenance and repair of such mining machines which may experience hardware or other technical failure, the actual computer power we may achieve with the machines we utilize, future crypto mining and reward rates which depend on overall computing power and other factors beyond our control, and the expected revenue we may generate from providing cloud storage services to decentralized platform operators, which varies depending on supply and demand.

However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Actual results may differ materially from these expectations due to our specific circumstances and changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, and any actual materialized differences with such analysis and forecasts may result in adverse changes to our business, financial conditions and results, including the trading price of our shares, and hence investors should exercise caution and not place undue reliance on such analysis and forecasts.

The enactment of legislation imposing moratoriums on issuing permits for certain cryptocurrency mining operations that use carbon-based power sources and similar laws could adversely impact our business, operating results and financial condition.

In the 2021-2022 Legislative Session, the New York State Senate introduced Bill S6486D, which establishes a two-year moratorium on cryptocurrency mining operations that use proof-of-work authentication methods to validate blockchain transactions. Such restrictions and moratoriums will materially limit the scope of our business operations if we choose to carry out cryptocurrency mining operations in such jurisdictions where they are prohibited. Our cryptocurrency mining facilities are located in New Jersey, and at present we remain unaffected by the potential passage of Bill S6486D. Nonetheless, if a law similar to Bill S6486D were passed and comes into effect in New Jersey or other jurisdictions in which we may carry out cryptocurrency mining operations in the future, this might force us to relocate our cryptocurrency mining operations, which will incur time and resources, and may have other material effects on our business. The passage of any other crypto legislation or regulation which may be directly or indirectly related to our business model may also material effects on your business, financial condition and results of operations.

Blockchain mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact.

Blockchain mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for blockchain mining activities in that jurisdiction, which may in turn negatively impact our business, financial condition and results of operations.

In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for blockchain mining activities or government measures restricting or prohibiting the use of electricity for such mining activities, and may also invite adverse media coverage or public opinion against our brand. Regulators may also impose regulatory restrictions on blockchain mining activities. Any such development in the jurisdictions where we carry out our cryptocurrency mining could have a material and adverse effect on our business, financial condition and results of operations.

Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition and results of operations.

Engaging in cryptocurrency mining may result in certain environmental harms and transition risks related to climate change that may affect our business, financial condition and results of operations, as mining operations consume a substantial amount of power, which may contribute to increased carbon emissions. Moreover, recent policy and regulatory changes relating to limiting carbon emissions could impose additional operational and compliance burdens on our cryptocurrency mining operations, such as more stringent reporting requirements or higher compliance fees. Such regulations may lead to increased credit risks, which may lead financiers and lender to be less willing to enter into business relationships with us, as well as increased litigation risks related to climate change in the jurisdictions in which we carry out mining operations. Further, some businesses as well as some investors may have ceased accepting cryptocurrencies for certain types of purchases, and stopped investing in businesses involved in cryptocurrencies businesses due to environmental concerns associated with cryptocurrencies mining. Such developments could have a material and adverse effect on our business, financial condition and results of operations.

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We are subject to an extensive, highly evolving and uncertain regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition.

Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, securities, broker-dealers, crypto asset exchange and transfer, cross-border and domestic money and crypto asset transmission, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), anti-money laundering and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets and related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgment as to whether certain laws, rules and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results and financial condition.

Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto.

Our business operations include cryptocurrency mining and the provision of digital consultation services, and thus our operating results are dependent on crypto assets and the broader cryptoeconomy. Due to the highly volatile nature of the cryptoeconomy and the prices of crypto assets, which have experienced and continue to experience significant volatility, our operating results have, and may continue to, fluctuate significantly in accordance with market sentiments and movements in the broader cryptoeconomy. Our operating results will continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

●	changes in the legislative or regulatory environment, or actions by U.S. or foreign governments or regulators, including fines, orders or consent decrees;

●	investments we make in the development of products and services as well as technology offered to our developers, international expansion and sales and marketing;

●	our ability to establish and maintain partnerships, collaborations, joint ventures or strategic alliances with third parties;

●	market conditions of, and overall sentiment towards, the cryptoeconomy, including the trading prices of crptocurrencies;

●	macroeconomic conditions, including interest rates and inflation;

●	adverse legal proceedings or regulatory enforcement actions, judgments, settlements or other legal proceeding and enforcement-related costs;

●	the development and introduction of existing and new products and services by us or our competitors;

●	our ability to control costs, including our operating expenses incurred to grow and expand our operations and to remain competitive;

●	system failure, outages or interruptions, including with respect to third-party crypto networks;

●	our lack of control over decentralized or third-party blockchains and networks that may experience downtime, cyber-attacks, critical failures, errors, bugs, corrupted files, data losses or other similar software failures, outages, breaches and losses; and

●	breaches of security or privacy.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term.

Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940.

Our strategic initiative to operationalize four nodes within the Filecoin network by the end of 2023 could expose us to financial risks, particularly due to the volatile nature of Filecoin’s value. Although currently, Filecoin’s market capitalization constitutes a minor fraction of our total assets, its influence on our revenue is considerably more pronounced. This disparity means that our operational results are susceptible to swings in Filecoin’s market value. If the value of Filecoin was to escalate significantly (e.g., $50 per Filecoin), the proportionate value of our holdings could become a dominant aspect of our asset base. This appreciation might inadvertently categorize us as an investment company under the Investment Company Act of 1940, introducing additional regulatory and compliance implications, which could disrupt our business model and impact our fiscal health. See also “Risk Factors—If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business” on page 32.

Our revenue forecasts are inherently speculative, which are predicated on Filecoin’s price projections and our operational performance. Given the historical volatility associated with digital currencies, there is uncertainty surrounding these estimates. Factors beyond our control, including market trends, investor attitudes, regulatory developments and alterations in the Filecoin network, affect Filecoin’s valuation, potentially leading to revenue and financial results that diverge substantially from our projections. Should the Filecoin price fail to meet our estimates, our revenues might outperform or fall below our expectations.

We are aware of the varying perceptions of risk tied to our Filecoin ventures among potential investors. Despite our risk management strategies (e.g., diversifying income streams, refining our mining processes, etc.), there is no certainty that these measures will fully mitigate the intrinsic volatility of the Filecoin market.

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Our revenue is partially dependent on the prices of crypto assets. If such price or volume declines, our business, operating results and financial condition would be adversely affected.

We generate a portion of our total revenue from our cryptocurrency mining operations. Declines in the price of crypto assets may result in lower total revenue to us, cause us to recognize losses and affect the price of our shares.

The price of crypto assets and associated demand for buying, selling and trading crypto assets have historically been subject to significant volatility. For instance, in 2017, the value of certain crypto assets, including Bitcoin, experienced steep increases in value, and our customer base expanded worldwide. The increases in value of certain crypto assets, including Bitcoin, from 2016 to 2017, and then again in 2021, were followed by a steep decline in 2018 and again in 2022, which has adversely affected our net revenue and operating results. If the value of crypto assets and transaction volume do not recover or further decline, our ability to generate revenue may suffer and customer demand for our products and services may decline, which could adversely affect our business, operating results and financial condition. The price and trading volume of any crypto asset is subject to significant uncertainty and volatility, depending on a number of factors, including:

●	market conditions of, and overall sentiment towards, crypto assets and the cryptoeconomy, including, but not limited to, as a result of actions taken by or developments of other companies in the cryptoeconomy;

●	changes in liquidity, market-making volume and trading activities;

●	trading activities on other crypto platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active consumer and institutional users, speculators, miners and investors;

●	the speed and rate at which crypto is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument or other financial assets worldwide, if at all;

●	decreased user and investor confidence in crypto assets and crypto platforms;

●	negative publicity and events relating to the cryptoeconomy;

●	unpredictable social media coverage or “trending” of, or other rumors and market speculation regarding crypto assets;

●	the ability for crypto assets to meet user and investor demands;

●	the functionality and utility of crypto assets and their associated ecosystems and networks, including crypto assets designed for use in various applications;

●	consumer preferences and perceived value of crypto assets and crypto asset markets;

●	increased competition from other payment services or other crypto assets that exhibit better speed, security, scalability or other characteristics;

●	regulatory or legislative changes and updates affecting the cryptoeconomy;

●	the characterization of crypto assets under the laws of various jurisdictions around the world;

●	the adoption of unfavorable taxation policies on crypto asset investments by governmental entities;

●	legal and regulatory changes affecting the operations of miners and validators of blockchain networks, including limitations and prohibitions on mining activities, or new legislative or regulatory requirements as a result of growing environmental concerns around the use of energy in bitcoin and other proof-of-work mining activities;

●	ongoing technological viability and security of crypto assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

●	monetary policies of governments, trade restrictions and fiat currency devaluations; and

●	national and international economic and political conditions.

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There is no assurance that any crypto asset in which we conduct mining or related operations will maintain its value or that there will be meaningful levels of trading activities and liquidity. In the event that the price of crypto assets decline, our business, operating results and financial condition, as well as our share price, would be adversely affected, and we may have to recognize losses or impairments in our investments or other crypto assets due to disruptions in the crypto asset markets.

The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, our business, operating results and financial condition could be adversely affected.

Crypto assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different crypto assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other crypto networks-ranging from cloud computing to tokenized securities networks-have only recently been established. The further growth and development of any crypto assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer and usage of crypto assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

●	many crypto networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality and governance of their respective crypto assets and underlying blockchain networks, any of which could adversely affect their respective crypto assets;

●	many crypto networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks or adversely affect the respective crypto networks;

●	several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying crypto assets;

●	security issues, bugs and software errors have been identified with many crypto assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some crypto assets, such as when creators of certain crypto networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a crypto asset could adversely affect its price, security, liquidity and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a crypto network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value;

●	the development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks, lead to increased liquid supply of crypto assets and reduce a crypto’s price and attractiveness;

●	if rewards and transaction fees for miners or validators on any particular crypto network are not sufficiently high to attract and retain miners, a crypto network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack;

●	many crypto assets have concentrated ownership or an “admin key,” allowing a small group of holders to have significant unilateral control and influence over key decisions related to their crypto networks, such as governance decisions and protocol changes, as well as the market price of such crypto assets;

●	the governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular crypto network, a lack of incentives for developers to maintain or develop the network and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs or changes, or stymie such network’s utility and ability to respond to challenges and grow; and

●	many crypto networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective crypto assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets and other negative consequences, and which required resolution with the attention and efforts of their global miner, user and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of crypto may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

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Any failure to safeguard and manage our crypto assets could adversely impact our business, operating results and financial condition.

We believe we have developed and maintained administrative, technical and physical safeguards and safeguard our crypto assets and which are designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems or documents, or the systems or documents of our business partners, agents or service providers, and improperly access, obtain, misuse crypto assets and funds. The methods used to obtain unauthorized access, disable or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Any loss of cash or crypto assets could result in a substantial business disruption, adverse reputational impact, inability to compete with our competitors and regulatory investigations, inquiries or actions. Any security incident resulting in a compromise of crypto assets could result in substantial costs to us, expose us to regulatory enforcement actions, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation and adversely affect our business, operating results, financial condition, and cash flows.

The theft, loss or destruction of private keys required to access any crypto assets held in custody for our own account may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any crypto assets, it could cause regulatory scrutiny, reputational harm and other losses.

Crypto assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the crypto assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the crypto assets held in such a wallet. To the extent that any of the private keys relating to our wallets containing crypto assets is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the crypto assets held in the related wallet. Further, we cannot provide assurance that our wallet will not be hacked or compromised. Crypto assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store our crypto assets could adversely affect our ability to access or sell crypto assets, and subject us to significant financial losses in addition to hurting our brand and reputation, result in significant losses and adversely impact our business.

Any gaps in our risk management processes and policies in respect of crypto asset could adversely impact our business, operating results, and financial condition.

In late February 2022, Wei Zhu, our former acting Chief Financial Officer, former Co-Chief Executive Officer, and a former member and Co-Chairperson of the Board, and Minghao Li, a former member of the Board, were suspected of certain criminal offenses unrelated to our Company’s operations and were detained by the Economic Crime Investigation Detachment of Sheyang County Public Security Bureau, Yancheng City, Jiangsu Province, People’s Republic of China. At the same time, Sheyang Public Security Bureau wrongly seized the digital assets hardware cold wallet belonging to the Company, along with the cryptocurrencies stored in the hardware cold wallet. Our Company has since undergone major management personnel changes. As of the date of this prospectus, our board and management have not identified any material gaps in our risk management processes and policies in relation to our business model and any crypto assets that we hold. Nonetheless, if any gaps in our risk management processes and policies were to arise, such deficiencies could adversely impact our business, operating results and financial condition. In turn, such deficiencies would require our Board and management to make appropriate changes to our risk management processes and policies.

Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels.

We store a portion of our crypto assets with Coinbase, a third party platform. Such custody arrangements increase ease of transaction and allow us to access the public markets and liquidate such assets at the prevailing prices more rapidly. However, this arrangement necessitates the relinquishment of control over our crypto assets. To access such assets, we rely on the technical platform provided by such third party platforms and we are also subject to their terms of use.

Recent high profile criminal investigations and bankruptcy cases in the U.S., such as those involving FTX and Celsius, highlight the risks of holding crypto assets on third party platforms. In such cases, it is anticipated that account holders of such platforms will be unlikely to recover the crypto assets they deposited, and are likely to recover only a fraction of the monetary value of their deposited assets through the bankruptcy and legal framework, if at all. Even if such platform operators maintain insurance policies to compensate account holders for their losses, certain claims and payouts may be barred by the terms of the insurance policies, especially in the event of fraud, and any insurance policy payout may not make losses whole and could take substantial periods of time to materialize, if at all.

If the custodians we rely on to store our crypto assets were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused by the platform operator or were to become lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels. Any such incidents would likely have a material and adverse effect on our business, operating results, financial condition, and the price of our shares.

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The assertion of jurisdiction by U.S. and foreign regulators and other government entities over crypto assets and crypto asset markets could adversely impact our business, operating results and financial condition.

We operate our business in a number of jurisdictions, including the U.S. and China. In the case that U.S. and foreign regulators or other government entities assert jurisdiction over a business in the crypto asset markets, this could lead to conflicting laws or directives which, in turn, could impede our business operations. Moreover, such conflicting laws or directives will make it difficult to determine which laws, rules and regulations apply to our business. Additionally, U.S. and foreign regulators as well as other government entities may disagree with our determination as to which laws, rules and regulations apply to our business. This could lead to additional compliance cost burdens, as well as increasing our risks of running afoul of laws and regulations from certain jurisdictions in which we operate our business.

If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

We have not been and do not intend to become registered as an “investment company” under the Investment Company Act of 1940, or the 1940 Act. We intend to conduct our business so as not to become regulated as an investment company under the 1940 Act.

Generally, a company will be determined to be an “investment company” if, absent an exclusion or exemption, it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We refer to this investment company definition test as the “40 percent test.”

We do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities and believe that we are not engaged primarily in the business of investing, reinvesting or trading in securities.

To ensure that we are not obligated to register as an investment company, we must not exceed the thresholds provided by the 40 percent test. For purposes of the 40 percent test, the term “investment securities” includes all securities but does not include U.S. government securities or securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Therefore, the assets that we and our subsidiaries hold and acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

Most crypto assets are regarded as “securities” under U.S. law, and hence, if our holding of cryptocurrencies exceed 40 percent of the value of our total assets, we may become regarded as an “investment company” under the 1940 Act. We intend to monitor our holdings of crypto assets and other securities to ensure that we do not become regarded as an “investment company.” If our holding of cryptocurrencies were to exceed such threshold, we will be required to comply with the provisions of the 1940 Act, which will result in additional compliance costs and regulatory burdens and may materially and adversely affect our business, financial conditions and results.

A portion of our business is conducted in the mining, holding and trading of cryptocurrencies. Such holdings may increase in the future. We carried out the Filecoin mining business from December 2022. As of June 30, 2023, we have opened two nodes on the Filecoin blockchain with a set storage capacity of 30.2Pib, one of which has not reached the maximum set storage capacity, so the current storage capacity of the two nodes was 25.16PiB. We plan to open another two nodes in the second half of 2023 to enable our hardware devices to release more storage capacity in exchange for revenue, and we expect our storage capacity for Filecoin mining operations to reach 60.4PiB in June 2024.

We intend to monitor our status in relation to the 40 percent test by implementing procedures to review, on a semi-annual basis, specifically on June 30 and December 31, the composition of our assets to ensure that our holdings of Filecoin and other investment securities, if any, do not breach the thresholds specified by the 1940 Act. While we believe that we currently conduct our business in a manner that does not result in classification as an investment company, there is no assurance that we will be able to maintain that status. There is a possibility that changes in the value of our Filecoin holdings or in our business model could potentially cause us to exceed the 40% threshold. In the event that we exceed the 40% threshold, the potential consequences of falling within this classification and not being registered as a 1940 Act company are as follows: (i) restrictions on business operations; (ii) potential lawsuits involving voidable contracts entered into by an unregistered investment company; (iii) SEC enforcement, including penalties, injunctions or other sanctions, and additional regulatory and compliance costs; and (iv) management restrictions and additional reporting obligations.

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Risks Relating to Doing Business in the PRC

We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including regulatory risks resulting from political and regulatory changes which may be swift and unexpected.

We are not a Chinese operating company but a Cayman Islands holding company with a portion of our operations conducted by our subsidiaries based in China. Prior to 2022, the majority of our operations were based in mainland China. During 2022, we divested our software development business in mainland China, established a new management team, and relocated our headquarters to the United States with the newly established Hong Kong office as the operational hub for our business in the Asia Pacific region. As a result of the recent operational reorganization, the majority of our operations are currently based in the U.S. while part of our technical and back-office team in mainland China.

Investors in our securities are purchasing equity interest in MFH Cayman, a holding company incorporated in the Cayman Islands with business operations in China and the U.S. and therefore, investors may never hold equity interests in any of our Chinese operating entities. This operating structure may involve unique risks to investors. There are significant legal and operational risks associated with being based in or having a portion of business operations in China. Any of such risks and uncertainties could result in material changes in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority to exert influence on the ability of a company with operations in China to conduct business. The PRC government has initiated a series of regulatory actions and has made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement and data privacy protection. As of the date of this prospectus, as advised by Beijing Chuting Law Firm, our PRC legal adviser, we do not believe that we are subject to: (i) the cybersecurity review with the Cyberspace Administration of China, or CAC, as our products and services are not offered to individual users but to our institutional customers, we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (ii) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, and, if any, the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments and listing of our securities on a U.S. or other foreign exchange. In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands. However, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a substantial portion of our management members reside within China for a significant portion of the time and many of them are PRC nationals. In particular, three of our directors and officers, Qian Sun, Yukuan Zhang and Cong Huang are ordinarily resident in Mainland China, one of our directors, Hui Cheng, is ordinarily resident in Hong Kong, and the remaining three of our directors, Shi Qiu, Alan Curtis and Daniel Kelly Kennedy, are ordinarily resident in the United States. As a result, it may be difficult for you to effect service of process upon us or our management named in the prospectus inside mainland China. It may also be difficult for you to enforce in U.S. courts of the judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as only a portion of them, Shi Qiu, Alan Curtis and Daniel Kelly Kennedy, currently resides in the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

As advised by Beijing Chuting Law Firm, our PRC legal adviser, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, class action lawsuits, which are available in the United States for investors to seek remedies, are generally uncommon in China.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

We have one subsidiary in Hong Kong, being Ucon Capital (HK) Limited, and one of our directors, Hui Cheng, is an ordinarily resident in Hong Kong. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of the U.S. courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020 (“Article 177”), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. In addition, entities or individuals are prohibited from providing documents and information in connection with any securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Article 26 of the Trial Measures, or the Article 26, which was issued by the CSRC on February 17, 2023 and came into effect on March 31, 2023, sets out that where an overseas securities regulatory agency intends to conduct investigation and evidence collection regarding overseas offering and listing activities by a domestic company, and request assistance of the CSRC under relevant cross-border securities regulatory cooperation mechanisms, the CSRC may provide necessary assistance in accordance with law. Any domestic entity or individual providing documents and materials requested by an overseas securities regulatory agency out of investigative or evidence collection purposes shall not provide such information without prior approval from the CSRC and competent authorities under the State Council. In addition, Article 11 of the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Article 11, which was jointly issued by the CSRC, the Ministry of Finance, the State Secrecy Administration and the State Archives Bureau on February 24, 2023 and came into effect on March 31, 2023, specifies that, (a) where the overseas securities regulator and the relevant competent authorities request to conduct inspections or investigations to collect evidence from a domestic enterprise and the domestic securities firms and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism, and (b) relevant domestic companies, securities firms and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation. While detailed interpretation of or implementation rules under Article 177, the Article 26 and the Article 11 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

The Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by the U.S. regulators.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products and services;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

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●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	our ability to maintain or protect the validity of our intellectual property and know-how;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our services and products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passages of future laws; and

●	the impact of the coronavirus (COVID-19) pandemic and resulting government actions on us, our manufacturers, suppliers and facilities.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

LISTING DETAILS

Our ordinary shares currently trade on Nasdaq under the symbol “MFH.” As of the date of this prospectus, our only listed class of securities are our ordinary shares. All of our ordinary shares, including those to be offered by the selling shareholders pursuant to this prospectus, have the same rights and privileges. For more information, see “Description of Securities to be Registered—Ordinary shares.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. All net proceeds from the sale of the ordinary shares will go to the selling shareholders.

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our ordinary shares. We have no present plan to pay any dividends on our ordinary shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Any future determination to pay dividends will be made at the discretion of our Board subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend at a general meeting of our Company, but no dividend may exceed the amount recommended by our Board. Our Board’s decision to declare and pay dividends may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, the amount of distributions, if any, received by us from our U.S., Hong Kong and PRC subsidiaries, our general financial condition, contractual restrictions and other factors that the Board may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

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We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders, we will rely on dividends distributed by our US, Hong Kong and PRC subsidiaries. Certain payments from our PRC subsidiary to us are subject to PRC taxes, such as withholding income tax. In addition, regulations in China currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends. Our PRC subsidiary may set aside a certain amount of its after-tax profits to other funds at its discretion. These reserve funds can only be used for specific purposes and are not transferable to the company’s parent in the form of loans, advances or dividends.

SELLING SHAREHOLDERS

The 46,338,911 ordinary shares being offered by the selling shareholders are the aggregate of ordinary shares previously issued to the selling shareholders in the closing of the Private Placements. For additional information regarding the Private Placements, see “Prospectus Summary—Private Placements.” We are registering the ordinary shares in order to permit the selling shareholders to offer the ordinary shares for resale from time to time.

Other than the relationships described herein, to our knowledge, the selling shareholders have not had any material relationship with us within the past three years.

Any selling shareholders that are affiliates of broker-dealers and any participating broker-dealers would be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholders or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the ordinary shares, as of January 10, 2024.

The fourth column lists the ordinary shares being offered by this prospectus by the selling shareholders.

Because the number of ordinary shares may be adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions, the number of ordinary shares that will actually be sold may be more or less than the number of ordinary shares being offered by this prospectus. The fifth and sixth columns assumes the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.

As explained below under “Plan of Distribution,” we have agreed with the selling shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

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Name of Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage of Ordinary Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)	Percentage of Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)
Hanqi Li(3)	20,918,312	27.3%	5,229,579	15,688,733	20.5%
Huangtong International Co., Ltd(4)	11,202,640	16.4%	3,601,320	7,601,320	11.1%
Hexin Global Limited(5)	23,076,924	29.5%	5,769,231	17,307,693	22.2%
Hailei Zhang(6)	9,120,000	13.5%	2,280,000	6,840,000	10.1%
Hong Mei Zhou(7)	18,428,000	24.7%	4,607,000	13,821,000	18.5%
Xin Rong Gan(8)	18,400,000	24.7%	4,600,000	13,800,000	18.5%
Apollo Multi-Asset Growth Fund(9)	57,007,125	55.0%	14,251,781	42,755,344	41.3%
Anyu International Limited(10)	8,000,000	12.0%	2,000,000	6,000,000	9.0%
Quick Cash Technology Limited(11)	4,000,000	6.6%	4,000,000	–	–

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary shares subject to options or warrants currently exercisable, or exercisable within 60 days of January 10, 2024, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.

(2)	The applicable percentage of beneficial ownership is calculated based on the total number of ordinary shares issued and outstanding, being 60,819,897 shares, as of January 10, 2024, together with the additional ordinary shares to be issued to the relevant selling shareholder upon exercise of warrants respectively held.

(3)	Hanqi Li holds 5,229,579 ordinary shares and warrants which can be exercised to purchase up to 15,688,733 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 76,508,630 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 15,688,733 ordinary shares issuable upon full exercise of warrants held. The mailing address of Hanqi Li is Flat 35/F Tower 9, Grand Yoho, Yuen Long, Hong Kong.

(4)	Huangtong International Co., Ltd holds 3,601,320 ordinary shares and warrants held which can be exercised to purchase up to 7,601,320 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 68,421,217 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 7,601,320 ordinary shares issuable upon full exercise of warrants held. The mailing address of Huangtong International Co., Ltd is Room 1603, Shui On Centre, Wan Chai, Hong Kong.

(5)	Hexin Global Limited holds 5,769,231 ordinary shares and warrants which can be exercised to purchase up to 17,307,693 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 78,127,590 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 17,307,693 ordinary shares issuable upon full exercise of warrants held. The mailing address of Hexin Global Limited is 7/F, 15 Shelter Street, Causeway Bay, Hong Kong.

(6)	Hailei Zhang holds 2,280,000 ordinary shares and warrants which can be exercised to purchase up to 6,840,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 67,659,897 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 6,840,000 ordinary shares issuable upon full exercise of warrants held. The mailing address of Hailei Zhang is Room 1410, Unit 2, New Inter First Block, Zhongxing Fifth Road, Daya Bay, Huizhou City, Guangdong Province, China.

(7)	Hong Mei Zhou holds 4,607,000 ordinary shares and warrants which can be exercised to purchase up to 13,821,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 74,640,897 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 13,821,000 ordinary shares issuable upon full exercise of warrants held. The mailing address of Hong Mei Zhou is Building 6, State Veteran’s Institute, No. 26, Mengla Road, Jinghong, Xishuangbanna Dai Autonomous Prefecture, Yunnan Province, China.

(8)	Xin Rong Gan holds 4,600,000 ordinary shares and warrants which can be exercised to purchase up to 13,800,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 74,619,897 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 13,800,000 ordinary shares issuable upon full exercise of warrants held. The mailing address of Xin Rong Gan is Room 2-204, Building 7, Jindaotian Jinzhou Garden, Luohu District, Shenzhen, Guangdong Province, China.

(9)

Apollo Multi-Asset Growth Fund holds 14,251,781 ordinary shares and warrants which can be exercised to purchase up to 42,755,344 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 103,575,241 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 42,755,344 ordinary shares issuable upon full exercise of warrants held. The mailing address of Apollo Multi-Asset Growth Fund is Unit 1603, 16/F Tung Ning Building, 125-126 Connaught Road Central, Sheung Wan, Hong Kong.

(10)

Anyu International Limited holds 2,000,000 ordinary shares and warrants which can be exercised to purchase up to 6,000,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 66,819,897 ordinary shares, being the sum of 60,819,897 shares issued and outstanding as of January 10, 2024 and 6,000,000 ordinary shares issuable upon full exercise of warrants held. The mailing address of Anyu International Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(11)

Quick Cash Technology Limited holds 4,000,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 60,819,897 shares issued and outstanding as of January 10, 2024. The mailing address of Quick Cash Technology Limited is Rm 4, 16/F, Ho King Comm Ctr, 2-16 Fayuen St, Mongkok Kowloon, Hong Kong.

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PLAN OF DISTRIBUTION

We are registering the ordinary shares previously issued, to permit the resale of these ordinary shares by the holders of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. Unlike an initial public offering, any resale by the selling shareholders of the ordinary shares is not being underwritten by any investment bank. We will bear all fees and expenses incident to our obligation to register the selling shareholders’ ordinary shares.

The selling shareholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	sales pursuant to Rule 144 under the Securities Act;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders affect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares for whom they may act as an agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling shareholders may pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling shareholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling shareholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

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Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the Private Placements, estimated to be $101,500 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Private Placements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related Private Placements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Ordinary shares

General

As of January 10, 2024, our authorized share capital consisted of US$4,000,000 divided into 1,000,000,000 ordinary shares of US$0.004 each, of which 60,819,897 ordinary shares were issued and outstanding. All of our outstanding ordinary shares have been, or at the time of the Closing, will be, validly issued, fully paid, and non-assessable. Our ordinary shares are not redeemable and are not subject to any preemptive right.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our fifth amended and restated memorandum and articles of association do not permit us to issue bearer shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and to the fifth amended and restated articles of association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded before or on the declaration of the result of the show of hands.

A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of votes cast attached to the ordinary shares in a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions contained in our fifth amended and restated articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board.

Our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists. Our Board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us or such other place at which the register of members is kept in accordance with Cayman Islands law, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the ordinary shares transferred are fully paid and free of any lien in favor of us;

●	a fee of such maximum sum as The Nasdaq Capital Market may determine to be payable or such lesser sum as the Board may from time to time require is paid to us in respect thereof; and

●	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of The Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

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Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Liquidation

On a return of capital on winding up or otherwise (other than on redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on ordinary shares and Forfeiture of ordinary shares

Our Board may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Share Repurchases

We are empowered under our fifth amended and restated memorandum of association to purchase our shares subject to the Companies Act and our fifth amended and restated articles of association. Our fifth amended and restated articles of association provide that this power is exercisable by our Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit subject to the Companies Act and, where applicable, the rules of The Nasdaq Capital Market and the applicable regulatory authority.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by our Board. Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifth amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 30% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our fifth amended and restated articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our Company.

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Retirement, Election and Removal of Directors

Unless otherwise determined by the members in the general meeting, our fifth amended and restated articles of association provide that our Board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

Any director on our Board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our Board or additions to the existing Board can be filled by the affirmative vote of a majority of the remaining directors. The shareholders may also by ordinary resolution elect any person to be a director either to fill a casual vacancy or as an addition to the existing Board.

Any director appointed by the Board to fill a casual vacancy shall hold office for the remaining term of the director in whose place he is appointed and shall be eligible for re-election at the expiry of the said term.

Grounds for vacating a director

The office of a director shall be vacated if the director:

●	resigns his office by notice in writing delivered to us or tendered at a meeting of the Board;

●	becomes of unsound mind or dies;

●	without special leave of absence from the board of directors, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated;

●	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

●	is prohibited by law from being a director; or

●	ceases to be a director by virtue of any provisions of Cayman Islands law or is removed from office pursuant to the fifth amended and restated articles of association.

Proceedings of Board of Directors

Our fifth amended and restated articles of association provide that our business is to be managed and conducted by our Board. The quorum necessary for the board meeting may be fixed by the Board and, unless so fixed at another number, will be a simple majority of the members of the Board.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will in our fifth amended and restated articles of association provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information.”

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Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	without prejudice to the powers of the board of directors under our articles of association, divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively and preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in a general meeting, as the Board may determine;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members should be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the Older Companies Acts of England but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our fifth amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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In addition, directors of a Cayman Islands company must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board. Our fifth amended and restated memorandum and articles of association provides that a director with an interest (direct or indirect) in a contract or arrangement or proposed contract or arrangement with the company must declare the nature of his interest at the meeting of the board of directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the board of directors after he is or has become so interested.

A general notice may be given at a meeting of the board of directors to the effect that (i) the director is a member/officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (ii) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him, will be deemed sufficient declaration of interest. Following the disclosure being made pursuant to our fifth amended and restated memorandum and articles of association and subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of Nasdaq, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

There are no statutory requirements under Cayman Islands law allowing our shareholders to requisition a shareholders’ meeting. However, under our fifth amended and restated articles of association, on the requisition of shareholders representing not less than 30% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. Our fifth amended and restated articles of association provides that we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our fifth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fifth amended and restated articles of association, directors may be removed by an ordinary resolution of shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our fifth amended and restated articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our fifth amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, our fifth amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our fifth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fifth amended and restated memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.

Directors’ Power to Issue Shares

Subject to applicable law, our Board is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Preemptive Rights

The shareholders of our Company do not have preemptive right.

Other Rights

Not applicable.

TAXATION

The following is a general summary of the material Cayman Islands, People’s Republic of China and U.S. federal income tax consequences relevant to an investment in our ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this annual report, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ordinary shares.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

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People’s Republic of China Taxation

Under the Enterprise Income Tax Law and the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China, enterprises established outside of China but whose “de facto management body” is located in China are considered “resident enterprises” for PRC tax purposes. Under the applicable implementation regulations, “de facto management body” is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. Substantially all of our management is currently based in China, and may remain in China in the future. If we are treated as a “resident enterprise” for PRC tax purposes, foreign enterprise holders of our ordinary shares may be subject to a 10% PRC income tax upon dividends payable by us and on gains realized on their sales or other dispositions of our ordinary shares. In addition, gains derived by our non-PRC individual shareholders from the sale of our shares may be subject to a 20% PRC withholding tax. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is unclear either whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Material United States Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) of the ownership of our ordinary shares as of the date hereof. Except where noted, this summary deals only with ordinary shares held as capital assets for U.S. federal income tax purposes. As used herein, the term “United States Holder” or “U.S. Holders” means a beneficial owner of our ordinary share or ADS that is for United States federal income tax purposes:

●	an individual citizen or resident of the United States;
●

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of all of the U.S. federal income tax consequences, including those that may be applicable to U.S. Holders if you are subject to special treatment under the United States federal income tax laws, such as:

●	a broker-dealer in securities or currencies;

●	a bank or other financial institution;

●	a regulated investment company;

●	a real estate investment trust;

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●	an insurance company;

●	a pension plan;

●	a cooperative;

●	a tax-exempt organization (including a private foundation);

●	Certain former U.S. citizens or long-term residents;

●	a person holding our ordinary shares as part of a hedging, integrated or conversion transaction, a constructive or wash sale or a straddle;

●	a dealer or trader in securities that use the mark-to-market method of accounting;

●	a person who owns or is deemed to own 10% or more of our stock (by voter or value);

●	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

●	a person whose “functional currency” for U.S. federal income tax purposes is not the United States dollar;

●	a person who acquires our ordinary shares through the exercise of an employee share option or otherwise as compensation; or

●	persons holding our ordinary shares in connection with a trade or business, permanent establishment, or fixed place of business outside the United States.

In addition, this discussion does not address any state, local, estate, gift, alternative minimum or non-United States tax considerations, special accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Medicare contribution tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

The discussion below is based upon the provisions of the Code, final, temporary and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions as of the date hereof. Such authorities may be interpreted differently, replaced, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Such partnership or their partners should consult their tax advisors regarding an investment in our ordinary shares.

Taxation of Dividends and Other Distributions on our ordinary shares

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of any distributions on our ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in a U.S Holder’s gross income as ordinary income on the day actually or constructively received by the U.S Holder, in the case of the ordinary shares. Such dividends will not be eligible for the dividends received-deduction allowed to corporations under the Code.

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Dividends paid to certain non-corporate United States Holders may be taxable at preferential rates applicable to long-term capital gain if we are treated as a “qualified foreign corporation,” provided certain holding period requirements are met (as discussed below). A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares that are readily tradable on an established securities market in the United States. Our ordinary shares are listed on The Nasdaq Capital Market, and thus, pursuant to the United States Treasury Department guidance, our ordinary shares are treated as readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ordinary shares will meet the conditions required for the reduced tax rate.

A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we believe that we would be eligible for the benefits of the income tax treaty between the United States and the PRC (including any protocol thereunder), or the Treaty, and if we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are readily tradable on an established securities market in the United States, would be eligible for the reduced tax rates. For a discussion regarding whether we may be classified as a PRC resident enterprise, see “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022.

Even if dividends we pay on our ordinary shares would be treated as paid by a qualified foreign corporation, non-corporate U.S. Holders will not be eligible for the reduced tax rates if they do not hold our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or to the extent that such U.S. Holders elect to treat the dividend income as “investment income” under the Code. In addition, the tax rate reduction will not apply if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The U.S Holders should consult their tax advisors regarding the application of these rules in their particular circumstances.

Non-corporate U.S. Holders will not be eligible for the reduced tax rate on any dividends received from us if we are a passive investment foreign company (“PFIC”) for the taxable year in which such dividends are paid or for the preceding taxable year.

In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid to the U.S. Holder with respect to our ordinary shares. See “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022. In that case, PRC withholding taxes on dividends (limited, in the case of a U.S. holder who qualifies for the benefits of the Treaty, to the extent not exceeding the applicable dividend withholding rate under the Treaty) generally will be treated as foreign taxes eligible for credit against the U.S. Holder’s United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ordinary shares will be treated as foreign-source income and generally will constitute passive category income. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by a U.S. Holder on a subsequent disposition of the ordinary shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to calculate our earnings and profits in accordance with United States federal income tax principles. Therefore, U.S. Holders should expect that a distribution generally will be treated as a dividend (as discussed above).

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Passive Foreign Investment Company

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder will generally be subject to the special tax rules discussed below, regardless of whether we remain a PFIC, except if the U.S. Holder makes a timely mark-to-market election discussed below.

These special tax rules generally apply to any “excess distribution” (generally any distribution paid during a taxable year to a U.S. Holder which is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares) we make to the U.S. Holder and any gain realized from a sale or other disposition of our ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S Holder’s holding period for the ordinary shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC with respect to the U.S. Holder (each, a “pre-PFIC year”), will be treated as ordinary income, and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year; and.

●	the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our non-United States subsidiaries, including our VIEs, is also a PFIC, the U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the excess distribution rules discussed above, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock. “Marketable stock” is generally stock that is regularly traded on a qualified exchange.

If the U.S. Holder makes an effective mark-to-market election, which is generally effective for the taxable year for which the election is made and all subsequent taxable years, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of the ordinary shares held at the end of the taxable year over the adjusted tax basis in the ordinary shares, and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis in the ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. Any gain the U.S. Holder recognizes upon the sale or other disposition of its ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If we cease to be a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that we are not a PFIC. Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Instead of making a mark-to-market election, a U.S. investor in a PFIC may generally mitigate the adverse consequences of the excess distribution rules described above by electing to treat the PFIC as a “qualified electing fund” under the Code. However, we do not intend to provide the information necessary for U.S. Holders to make such an election.

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We expect to file annual reports on Form 20-F with the U.S. Securities and Exchange Commission in which we will indicate whether we believe we were a PFIC for the relevant taxable year. We do not intend to make any other annual determination or otherwise notify U.S. Holders regarding our status as a PFIC for any taxable year. U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of holding our ordinary shares if we are a PFIC in any taxable year.

If a U.S. Holder owns (or is deemed to own) our ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual IRS Form 8621 or such other form as is required by the United States Treasury Department with respect to us.

Taxation of Capital Gains

For U.S. federal income tax purposes, a U.S. Holder will generally recognize gain or loss on any sale or exchange of our ordinary shares in an amount equal to the difference between the amount realized for the ordinary shares and the U.S. Holder’s adjusted tax basis in the ordinary shares. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year. The deductibility of capital losses may be subject to limitations.

Any such gain or loss the U.S. Holder recognizes will generally be treated as United States source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax were imposed on any gain, and if the U.S. Holder is eligible for the benefits of the Treaty, the U.S. Holder may elect to treat such gain as PRC source gain under the Treaty and, accordingly, the U.S. Holder may be able to credit the PRC tax against the U.S. Holder’s United States federal income tax liability. If the U.S. Holder is not eligible for the benefits of the Treaty or fails to make the election to treat any gain as PRC source, then the U.S. Holder generally would not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. The U.S. Holder will be eligible for the benefits of the Treaty if, for purposes of the Treaty, the U.S. Holder is a resident of the United States, and the U.S. Holder meets other factual requirements specified in the Treaty. Because qualification for the benefits of the Treaty is a fact-intensive inquiry which depends upon the particular circumstances of each investor, U.S. Holders are specifically urged to consult their tax advisors regarding their eligibility for the benefits of the Treaty and the availability of the foreign tax credit and the election to treat any gain as PRC source under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals (and under proposed regulations, certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) on IRS Form 8938. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

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This summary does not contain a detailed description of all the United States federal income tax consequences that may be applicable to you in light of your particular circumstances and, except as set forth below with respect to PRC tax considerations, does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

LEGAL MATTERS

Certain legal matters as to U.S. federal securities law concerning this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Deheng Law Offices and Beijing Chuting Law Firm. Sichenzia Ross Ference Carmel LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Deheng Law Offices and Beijing Chuting Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements as of December 31, 2022 and 2021 and for the years then ended included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC and Shanghai Perfect C.P.A. Partnership respectively, each an independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$6,000
Printer fees and expenses	$5,000
Legal fees and expenses	$80,000
Accounting fees and expenses(1)	$28,500
Miscellaneous	$5,000
Total	$124,500

(1)	Including fees associated with incremental audit procedures for 2019-2021 required to comply with PCAOB standards.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

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However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A substantial portion of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. In particular, three of our directors and officers, Qian Sun, Yukuan Zhang and Cong Huang are ordinarily residents in Mainland China, one of our director, Hui Cheng, is an ordinarily resident in Hong Kong, and the remaining three of our directors, Shi Qiu, Alan Curtis and Daniel Kelly Kennedy, are ordinarily residents in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals who are residing outside the United States, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in a U.S. court (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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There is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

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There is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this registration of the ordinary shares to be sold by the selling shareholders, or the Registration Statement. This prospectus, which is part of the Registration Statement, does not contain all of the information contained in the Registration Statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the Registration Statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the Registration Statement, you may read the document itself for a complete description of its terms.

The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are not currently subject to the information reporting requirements of the Exchange Act. In connection with when the Registration Statement is declared effective by the SEC, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly, and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and intend to submit to the SEC, on Form 6-K, unaudited interim financial information.

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We maintain a corporate website at mercurityfintech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, and our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2022.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our unaudited financial results for the six months ended June 30, 2023 and June 30, 2022 included as an exhibit in our Current Report on Form 6-K, furnished to the SEC on December 28, 2023, including any subsequent amendments;

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 25, 2023, including any subsequent amendments;

●	the description of our ordinary shares contained in Exhibit 2.3 of our Annual Report on Form 20-F filed with the SEC on June 12, 2020), including any amendment or report filed for the purpose of updating such description.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

The reports and documents incorporated by reference into this prospectus are available to the public free of charge on the investor relations portion of our website located at mercurityfintech.com. You may also request a copy of these filings, at no cost, by writing to us at the following addresses:

Mercurity Fintech Holding Inc.

1330 Avenue of Americas, Fl 33,

New York, 10019, United State

Attention: Chief Financial Officer, Yukuan Zhang

Email: mike@mercurityfintech.com

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46,338,911 ordinary shares

Mercurity Fintech Holding Inc.

PROSPECTUS

            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated memorandum and articles of association permit indemnification of officers and directors for the time being of the Company for all actions, costs, charges, losses, damages and expenses incurred or sustained by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our fifth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since January 1, 2022, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On November 11, 2022, we entered into a Securities Purchase Agreement in connection with a private investment in public equity (the “PIPE”) financing with certain non-U.S. investors to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of USD$3.15 million (the “First PIPE Proceeds”).

On November 30, 2022, we entered into a Securities Purchase Agreement with two investors to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of USD$5 million (the “Second PIPE Proceeds”).

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On December 15, 2022, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Huangtong International Co., Ltd. (the “Vendor” or “Huangtong International”), providing for the acquisition of certain assets, for an aggregate consideration of USD$5,980,000, payable in our ordinary shares. Pursuant to the Asset Purchase Agreement, we completed payment for the acquired assets in the form of our ordinary shares (the “Purchase Price Shares”), at a stipulated price of USD$0.0022 per share, in the aggregate amount of 2,718,181,818 shares. We also issued Huangtong International certain amount of warrants, with an exercise price of USD$0.00167 per ordinary share, subject to certain conditions.

On December 23, 2022, we entered into a Securities Purchase Agreement in connection with a private investment in public equity (the “PIPE”) financing with an accredited non-U.S. investor to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of USD$5 million.

On February 6, 2023, we entered into a Securities Purchase Agreement (“SPA”) with a non-U.S. investor (the “Purchaser”). Pursuant to the SPA, we issued the Purchaser an Unsecured Convertible Promissory Note with a face value of $9 million upon receiving the proceeds from the Purchaser on February 2, 2023. The Note shall bear non-compounding interest at a rate per annum equal to 5% from the date of issuance until repayment of the Note unless the Purchaser elects to convert the Note into ordinary shares. If the Purchaser does not elect to convert the Note, then the outstanding principal amount and all accrued but unpaid interest on the Note shall be due and payable upon the one-year anniversary of the Issuance Date of the Note (the “Maturity Date”). The Purchaser has the right to convert the outstanding balance under the Note into the Company’s ordinary shares (the “Conversion Shares”) at a per share price equal to $0.00172 (the “Conversion Share Price”) according to the terms and conditions of the Note. In addition, upon conversion of the Note, the Purchaser shall receive 100% warrant coverage equal to the number of Conversion Shares with the exercise price at the Conversion Share Price.

On November 30, 2023, we priced a private investment in public equity offering, through which we sold an aggregate of 14,251,781 units of our securities, each consisting of one (1) ordinary share and three (3) warrants, to a non-U.S. institutional investor, Apollo Multi-Asset Growth Fund, at an offering price of $0.421 per unit, for gross proceeds of $6 million, prior to the deduction of fees and offering expenses payable by the Company. The warrants are exercisable to purchase up to a total of 42,755,344 ordinary shares of the Company, for a period of three years commencing from November 30, 2023, at an exercise price of US$1.00 per ordinary share.

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Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
3.1**	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant
4.1	Description of Securities (incorporated by reference to exhibit 2.3 of our annual report on Form 20-F filed with the SEC on June 12, 2020)
4.2	Specimen Certificate for ordinary shares (incorporated by reference to exhibit 4.2 to our F-1 registration statement (File No.333-201413) initially filed with the SEC on January 9, 2015)
5.1**	Legal opinion of Maples and Calder (Hong Kong) LLP
5.2**	Legal opinion of Deheng Law Offices
10.1+	Amended and Restated 2011 Share Incentive Plan (incorporated by reference to exhibit 10.1 to our S-8 registration statement (File No.333-206466) filed with the SEC on August 19, 2015)
10.2+	2020 Share Incentive Plan (incorporated by reference to Exhibit 4.2 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.3+	2021 Share Incentive Plan (incorporated by reference to exhibit 10.1 to our S-8 registration statement (File No.333-259774) filed with the SEC on September 24, 2021)
10.4+	2022 Share Incentive Plan (incorporated by reference to Exhibit 4.4 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.5	Share Purchase Agreement, dated as of September 2, 2021, by and between the Registrant and TEAO TECHNOLOGY CO., LIMITED, GUANRUI TECHNOLOGY CO., LIMITED and Xuan Ying Co., Ltd (incorporated by reference to Exhibit 4.7 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.6	Share Purchase Agreement, dated as of September 27, 2021, by and between the Registrant and Newlight X Ltd. (incorporated by reference to Exhibit 4.9 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.7	Share Purchase Agreement, dated as of September 27, 2021, by and between the Registrant and Castlewood Fintech Ltd. (incorporated by reference to Exhibit 4.10 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.8	Share Purchase Agreement, dated as of September 27, 2021, by and between the Registrant and Brighton Fintech Ltd. (incorporated by reference to Exhibit 4.11 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.9	English translation of Termination Agreement Re Existing Control Documents, dated as of January 15, 2022, by and among Beijing Lianji Future Technology Co.,Ltd., Beijing Lianji Technology Co.,Ltd. and the shareholders of Beijing Lianji Technology Co.,Ltd. (incorporated by reference to exhibit 10.1 to current report on Form 6-K filed with the SEC on February 7, 2022)
10.10	English translation of Termination Agreement Re Existing Control Documents, dated as of January 15, 2022, by and among Beijing Lianji Future Technology Co., Ltd., Mercurity (Beijing) Technology Co., Ltd. and the shareholders of Mercurity (Beijing) Technology Co., Ltd. (incorporated by reference to exhibit 10.2 to current report on Form 6-K filed with the SEC on February 7, 2022)
10.11	Promissory note in the principal amount of up to USD$5,000,000 dated June 13, 2022 (incorporated by reference to exhibit 4.1 to current report on Form 6-K filed with the SEC on June 17, 2022)
10.12	Share Purchase Agreement, dated as of November 11, 2022 (incorporated by reference to Exhibit 4.12 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.13	Share Purchase Agreement, dated as of November 30, 2022 (incorporated by reference to Exhibit 4.13 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.14	Asset Purchase Agreement, dated as of December 15, 2022 (incorporated by reference to Exhibit 4.14 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.15	Share Purchase Agreement, dated as of December 23, 2022 (incorporated by reference to Exhibit 4.15 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.16	Securities Purchase Agreement dated as of January 31, 2023, for the issuance of an Unsecured Convertible Promissory Note (incorporated by reference to Exhibit 4.16 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.17	The Chief Executive Officer Employment Agreement with Mercurity Fintech Holding Inc. (incorporated by reference to Exhibit 4.17 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.18	The Chief Operating Officer Employment Agreement with Mercurity Fintech Holding Inc. (incorporated by reference to Exhibit 10.1 of Form 6-K filed with the SEC on October 18, 2022)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the annual report on Form 20-F filed with the SEC on April 25, 2023).
23.1*	Consent of Onestop Assurance PAC, independent registered public accounting firm.
23.2**	Consent of Shanghai Perfect C.P.A. Partnership
23.3**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4**	Consent of Beijing Chuting Law Firm
23.5**	Consent of Deheng Law Offices
24.1*	Power of Attorney (included on signature page to the initial Registration Statement on Form F-1).
99.1**	Coinbase Prime Broker Agreement with Coinbase, Inc.
107*	Filing Fee Table

*	Filed herewith.

**	Previously filed.

^	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+	Management contract or compensatory plan or arrangement.

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Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 2024.

MERCURITY FINTECH HOLDING INC.

By:	/s/ Shi Qiu
Shi Qiu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shi Qiu	Chief Executive Officer and Director,	January 19, 2024
Shi Qiu	(Principal Executive Officer)

/s/ *	Chairperson of the Board of Directors	January 19, 2024
Lynn Alan Curtis

/s/ *	Director	January 19, 2024
Daniel Kelly Kennedy

/s/ *	Chief Operating Officer and Director	January 19, 2024
Qian Sun

/s/ *	Independent Director	January 19, 2024
Hui Cheng

/s/ *	Independent Director	January 19, 2024
Cong Huang

/s/ *	Chief Financial Officer	January 19, 2024
Yukuan Zhang

*	Signed by Shi Qiu pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on May 30, 2023.

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Mercurity Fintech Holding Inc., has signed this registration statement in New York, NY on January 19, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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